                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         CONSOLIDATED FREIGHTWAYS, INC.
                (Name of Registrant as Specified In Its Charter)

                         CONSOLIDATED FREIGHTWAYS, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

  (4) Proposed maximum aggregate value of transaction:
- --------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, Schedule or Registration No.:

  (3) Filing Party:

  (4) Date Filed:

                     [CONSOLIDATED FREIGHTWAYS, INC. LOGO]

                                                                  March 18, 1994

Dear Fellow Shareholder:

  I am pleased to enclose your proxy statement for Consolidated Freightways' 1994 Annual Meeting of Shareholders, to be held at 10:00 a.m. on April 25, 1994 at the Pan Pacific Hotel in San Francisco. We hope that you will be able to attend the Annual Meeting in person, but whether or not you plan to attend, I urge you to sign, date and mail the enclosed WHITE proxy card at your earliest convenience.

  We look forward to reviewing our very successful year with you at the meeting. Most importantly,

  . Our turnaround strategy has been successful and we were profitable for the first time in four years.

  . CF's stock price rose 55% since our last annual meeting.

  . Shareholders' equity rose to $623 million at year end.

  . Total debt has been reduced by $240 million.

  . Emery Worldwide showed substantial improvement, achieving an operating profit for the first time since we acquired it in 1989.

  . Con-Way Transportation Services achieved record operating income, while introducing innovative new services.

  This year, your vote is particularly important. You will see in the accompanying proxy statement that several shareholder proposals are expected to be presented at the Annual Meeting. Your Board of Directors urges you to vote AGAINST these shareholder proposals.

  These proposals have been submitted by employees who are or were members of the International Brotherhood of Teamsters (IBT), and are part of an ongoing, eighteen-month-old campaign by the IBT to harass your Board and management through a carefully coordinated and well-financed "Corporate Campaign." This campaign is aimed at pressuring the Company and its subsidiaries into labor agreements that we believe would be detrimental to the Company and not in your interest as a shareholder.

  Specifically, the Board believes that the IBT's effort is aimed at assisting the Teamsters' attempts to organize the Con-Way regional carriers, whose employees have chosen not to be represented by a union. We believe that the IBT is also trying to influence industry-wide negotiations presently under way for a new Master Freight Agreement with our long-haul trucking company, CF MotorFreight.

  The Company believes that shareholders and investors are sufficiently knowledgeable on issues of corporate governance to make their own decisions without Teamsters Union direction.

  Voting for these proposals will have the effect of encouraging the Teamsters to continue, and perhaps intensify, their harassment efforts, and could ultimately endanger the Company's profit restoration. Labor relations should be conducted at the bargaining table, not at the Annual Meeting. Your Board urges you to vote AGAINST these shareholder proposals.

  We hope you will support us in our efforts.

  /s/ D. E. MOFFITT
  -----------------

   3240 HILLVIEW AVE., PALO ALTO, CA 93404 (415) 494-2900 (415) 858-0536 FAX

- --------------------------------------------------------------------------------
                            Notice of Annual Meeting

                                      and

                                Proxy Statement


                         Annual Meeting of Shareholders

                                 APRIL 25, 1994



                     [CONSOLIDATED FREIGHTWAYS, INC. LOGO]


- --------------------------------------------------------------------------------

                     [CONSOLIDATED FREIGHTWAYS, INC. LOGO]

3240 HILLVIEW AVE.                                       TELEPHONE: 415-494-2900
PALO ALTO, CA 94304
                                                          FAX: 415-813-5311

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF CONSOLIDATED FREIGHTWAYS, INC.:

  The Annual Meeting of Shareholders of the Company will be held in the Olympic Ballroom of the Pan Pacific Hotel, 500 Post Street, San Francisco, California, at 10:00 A.M., Monday, April 25, 1994:

  1. To elect four Class III directors for a three-year term.

  2. To consider adoption of the Consolidated Freightways, Inc. Equity Incentive Plan for Non-Employee Directors.

  3. To appoint Arthur Andersen & Co. as independent auditors of the Company and its subsidiaries for the year 1994.

  4. To consider and act upon, if properly presented, shareholder proposals, opposed by management, regarding the Company's classified board of directors and the 80% voting requirement in the By-laws to change the board structure.

  5. To act on such other matters as may properly come before the meeting or any adjournments or postponements thereof.

  Shareholders of record at the close of business on March 1, 1994, are entitled to notice of and to vote at the meeting. The list of such shareholders is held at the office of the Company's stock transfer agent, First Chicago Trust Company of New York, 14 Wall Street, New York, New York 10005.

  PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY IN THE ACCOMPANYING ENVELOPE AT YOUR EARLIEST CONVENIENCE.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          MARYLA R. BOONSTOPPEL
                                          Vice President and Secretary

March 18, 1994

                         CONSOLIDATED FREIGHTWAYS, INC.

                               3240 HILLVIEW AVE
                          PALO ALTO, CALIFORNIA 94304
                            TELEPHONE: 415-494-2900
                               FAX: 415-813-5311

                                PROXY STATEMENT

                                 March 18, 1994

  The Annual Meeting of Shareholders will be held on April 25, 1994. Shareholders of record at the close of business on March 1, 1994 are entitled to vote at the meeting. This proxy statement and accompanying proxy have first been sent to eligible shareholders on or about March 18, 1994.

BOARD OF DIRECTORS' RECOMMENDATIONS

  The Board of Directors of the Company is soliciting your proxy for use at the meeting and any adjournment or postponement of the meeting. The Board recommends a vote for the election of the nominees for directors described below, for adoption of the Consolidated Freightways, Inc. Equity Incentive Plan for Non-Employee Directors, for the appointment of Arthur Andersen & Co. as independent auditors of the Company, and against the two shareholder proposals set forth in this proxy statement.

PROXY VOTING PROCEDURES

  To be effective, properly signed proxies must be returned to the Company prior to the meeting. The shares represented by your proxy will be voted in accordance with your instructions. However, if no instructions are given, your shares will be voted in accordance with the recommendations of the Board. See "Other Matters" below for information concerning the voting of proxies if other matters are properly brought before the meeting.

VOTING REQUIREMENTS

  A majority of the votes attributable to all voting shares must be represented in person or by proxy at the meeting to establish a quorum for action at the meeting. The four nominees for election of directors who receive the greatest number of votes cast for the election of directors at the meeting will be elected directors for a three-year term. Approval of all other matters expected to come before the meeting, except shareholder proposal No. 2, requires a favorable vote of the holders of a majority of the voting power represented at the meeting. It appears that shareholder proposal No. 2 is intended to be a proposed amendment to a provision in the Company's By-laws. Such amendment requires the favorable vote of the holders of at least 80% of the then-outstanding shares of voting stock of the Company.

  In the election of directors, broker non-votes will be disregarded and have no effect on the outcome of the vote. With respect to shareholder proposal No. 2, abstentions and broker non-votes will have the same effect as voting against the proposal. With respect to the other matters, abstentions from voting will have the same effect as voting against such matters and broker non-votes will be disregarded and have no effect on the outcome of the vote.

VOTING SHARES OUTSTANDING

  At the close of business on March 1, 1994, the record date for the Annual Meeting, there were outstanding and entitled to vote 36,117,297 shares of Common Stock and 967,688 shares of Series B Cumulative Convertible Preferred Stock ("Series B Preferred Stock"). Each record share of Common Stock has the right to one non-cumulative vote and each record share of Series B Preferred Stock has the right to 5.2 non-cumulative votes. Therefore, an aggregate of 41,149,275 votes are eligible to be cast at the meeting.

PROXY VOTING CONVENIENCE

  You are encouraged to exercise your right to vote by returning to the Company a properly executed WHITE proxy in the enclosed envelope, whether or not you plan to attend the meeting. This will ensure that your votes are cast.

  You may revoke or change your proxy at any time prior to its use at the meeting. There are three ways you may do so: (1) give the Company a written direction to revoke your proxy; (2) submit a later dated proxy; or (3) attend the meeting and vote in person.

ATTENDANCE AT THE MEETING

  All shareholders are invited to attend the meeting. Due to the limited seating capacity, persons who are not shareholders may attend only if invited by the Board of Directors. IF YOU ARE A SHAREHOLDER BUT DO NOT OWN SHARES IN YOUR NAME, YOU MUST BRING PROOF OF OWNERSHIP (E.G., A CURRENT BROKER'S STATEMENT) IN ORDER TO BE ADMITTED TO THE MEETING.

                             ELECTION OF DIRECTORS

  The following persons are the nominees of the Board of Directors for election as Class III directors to serve a three-year term until the 1997 Annual Meeting of Shareholders and until their successors are duly elected and qualified:
                               Robert Alpert
                               Robert Jaunich II
                               Raymond F. O'Brien
                               Robert P. Wayman

  Unless you withhold authority to vote, the shares represented by the enclosed proxy will be voted for the election of these Class III nominees. The Board has no reason to believe that these nominees will be unable or will decline to serve if elected. However, in the event of the death, disqualification, refusal or inability of any of them to serve, proxy holders are authorized to vote for the election of such other person or persons as they determine in their discretion.

  The Company has three classes of directors, each of which is elected for a three-year term. Four Class I directors will be elected in 1995 and four Class II directors will be elected in 1996. All directors have previously been elected by the shareholders, except Messrs. Robert Jaunich II and Robert P. Wayman who were appointed as Class III directors by the Board of Directors in 1992 and 1994, respectively. Under the Company's retirement policy for directors at age 72, Mr. John S. Perkins will not be standing for election as a Class III director and will retire from the Board at the Annual Meeting of Directors following the Annual Meeting of Shareholders. Mr. John C. Bolinger, Jr. will also retire from the Board at the Annual Meeting of Directors, unless the Board takes appropriate steps to enable him to remain on the Board until his successor is selected. Mr. Perkins and Mr. Bolinger have each served on the Board for more than 15 years. The Board joins the Company's management in thanking them for their years of loyal service and valuable advice as directors of the Company.

                 --------------------------------------------


                              CLASS III DIRECTORS

                  ROBERT ALPERT                              Director since 1976

                  Chairman of the Board,
                  Alpert Corporation,
                  a financial services and real estate firm

                    Mr. Alpert is currently Chairman of the Board of Alpert
                  Corporation, a company formed in 1965. He is also Honorary Consul for Sweden in Dallas. Mr. Alpert holds directorships with Aladdin Industries, Inc., Texas Industries, Inc., Chaparral Steel Company, The Empire A.B. in Sweden and M.A.L.E. in Finland, and is an advisory director for I.C. Deal Companies. Additionally, he is a member of the Advisory Council for the University of Texas at Austin, College of Business Administration; a Trustee Emeritus for Colby College in Maine; and director for the Dallas Foundation for Health, Education and Research, a public charity. He is also a member of the Chief Executive Forum, World Business Council, Young Presidents' Organization and National Association of Corporate Directors. Mr. Alpert, age 62, serves as Chairman of the Compensation Committee and as a member of the Executive and the Finance Committees of the Company.

    [PHOTO]


                  ROBERT JAUNICH II                          Director since 1992

                  Managing Director,
                  The Fremont Group,
                  a private investment corporation

                    Mr. Jaunich joined The Fremont Group (formerly Bechtel
                  Investments, Inc.), a private investment corporation managing assets in excess of $4.0 billion, in January 1991 as Managing Director of Direct Investments and member of the boards of directors for The Fremont Group and Sequoia Ventures, Inc. Additionally, he is President of Fremont Capital, Inc., a registered broker-dealer. Prior to joining The Fremont Group, Mr. Jaunich was Member, Chief Executive Officer and Executive Vice President of Swiss-based Jacobs Suchard AG (1986-1990), President of Osborne Computer Corporation (1983), President of Sara Lee Corporation, (1978-1982), and Executive Vice President of Memorex Corporation (1970-1978). Mr. Jaunich is Chairman of Coldwell Banker Corporation and of Crown Pacific, Ltd. He is also Chairman of the Board of Control for Petro. He serves as a trustee of the non-profit National Recreation Foundation and is a life member of the World Presidents Organization. Mr. Jaunich, age 54, is a graduate of Wesleyan University and The Wharton School, University of Pennsylvania. Mr. Jaunich serves on the Advisory Nominating, the Audit, the Finance and the Pension and Employee Benefits Committees of the Company.

    [PHOTO]

                  RAYMOND F. O'BRIEN                         Director since 1966

                  Chairman of the Board,
                  Consolidated Freightways, Inc.

                    Mr. O'Brien began his career with the Company in 1958 as a
                  Controller, advancing to Vice President and Treasurer in 1963, Vice President--Finance in 1967, and Executive Vice President in 1969. From 1973 to 1975, he also served as President and Chief Executive Officer of Consolidated Freightways Corporation of Delaware, the Company's principal motor carrier subsidiary. In 1975 Mr. O'Brien was elected President of the Company, a post he held until 1980 and resumed from 1981 to 1986. From 1977 to 1988, he was the Company's Chief Executive Officer and was reelected to that position from 1990 to 1991. He has been Chairman of the Board since 1979. Mr. O'Brien, age 71, is a graduate of the University of Missouri and the Harvard Advanced Management Program. He is a director of Transamerica Corporation and Watkins-Johnson Company. He is also a regent of St. Mary's College of California. Mr. O'Brien is a former director of the Charles Armstrong Schools, a former trustee of St. Mary's College and a former Chairman of the Western Highway Institute. He has served on several other corporate boards and executive committees of industry associations and educational institutions. He is Chairman of the Executive Committee and a member of the Advisory Nominating Committee of the Company.

    [PHOTO]


                  ROBERT P. WAYMAN                           Director since 1994

                  Executive Vice President,
                  Finance and Administration,
                  and Chief Financial Officer,
                  Hewlett-Packard Company,
                  a computer-manufacturing company

                    Mr. Wayman joined Hewlett-Packard Company in 1969. After
                  serving in several accounting management positions, he was elected Vice-President and Chief Financial Officer in 1984. He became a Senior Vice President in 1987 and an Executive Vice President in 1992. He assumed additional responsibility for administration in 1992, and was elected to Hewlett-Packard's Board of Directors in 1993. Mr. Wayman, age 48, holds a bachelor's degree in science engineering and a master's degree in business administration from Northwestern University. He is a member of the Chief Financial Officers Task Force of the Private Sector Council, the Policy Council of the Tax Foundation, the Financial Executives Institute, the Council of Financial Executives of the Conference Board and the Advisory Board to the Northwestern University School of Business.

    [PHOTO]

                 --------------------------------------------

                               CLASS II DIRECTORS

                  JOHN C. BOLINGER, JR.                      Director since 1979

                  Vice Chairman of the Board,
                  Piedmont Natural Gas Company,
                  a diversified natural gas company

                    Mr. Bolinger has been Vice Chairman of Piedmont Natural
                  Gas Company since 1986. He is a past Chairman of the University of Tennessee Development Council and currently serves on the Advisory Council of the University's College of Business. Mr. Bolinger is a director of Aladdin Industries, Inc. and Home Federal Savings Bank of Tennessee. He is also a management consultant and in that capacity has served as an officer, director or consultant of various companies. Mr. Bolinger, age 72, holds degrees from the University of Tennessee and the Harvard Graduate School of Business. He serves as Chairman of the Advisory Nominating Committee, and as a member of the Audit and the Pension and Employee Benefits Committees of the Company.

    [PHOTO]


                  DONALD E. MOFFITT                           Director 1986-1988
                                                             Director since 1991

                  President and Chief Executive Officer,
                  Consolidated Freightways, Inc.

                    Mr. Moffitt was named President and Chief Executive
                  Officer of the Company in 1991. He joined Consolidated Freightways Corporation of Delaware, the Company's principal motor carrier subsidiary, as an accountant in 1955 and advanced to Vice President--Finance in 1973. In 1975, he transferred to the Company as Vice President--Finance and Treasurer and in 1981 was elected Executive Vice President-- Finance and Administration. In 1983 he assumed the additional duties of President, CF International and Air, Inc., where he directed the Company's international and air freight businesses. Mr. Moffitt was elected Vice Chairman of the Board of the Company in 1986. He retired as an employee and as Vice Chairman of the Board of Directors in 1988 and returned to the Company as Executive Vice President--Finance and Chief Financial Officer in 1990. Mr. Moffitt, age 61, serves on the Executive Committee of the Board of Directors of the Highway Users Federation and is a member of the Board of Directors of the Bay Area Council, the Automotive Safety Foundation and the American Red Cross. He is a member of the California Business Roundtable and the Business Advisory Council of the Northwestern University Transportation Center. He also serves on the Advisory Council of the Peninsula Conflict Resolution Center. Mr. Moffitt is a member of the Advisory Nominating and the Executive Committees of the Company.

    [PHOTO]

                  RONALD E. POELMAN                          Director since 1971

                  Member of the First Quorum of the Seventy, The Church of Jesus Christ of Latter-day Saints

                    Mr. Poelman began his career in the transportation
                  industry in 1952. While still in college, he joined Utah-Arizona Freight Lines, which was later acquired by the Company. After receiving his law degree in 1955, he transferred to the Company where he advanced to Corporate Secretary in 1959 and Vice President in 1964. He left the Company in 1978 to render full time service to his church. Mr. Poelman, age 65, is a graduate of the University of Utah Law School and the Harvard Advanced Management Program. He currently serves as Chairman of the Boards of Deseret Trust Company and Deseret Gymnasium. Mr. Poelman is Chairman of the Pension and Employee Benefits Committee and a member of the Charitable Contributions Committee of the Company.

    [PHOTO]


                  ROBERT D. ROGERS                           Director since 1990

                  President and Chief Executive Officer,
                  Texas Industries, Inc.,
                  a producer of steel, cement, aggregates and concrete

                    Mr. Rogers joined Texas Industries, Inc., in 1963 as
                  General Manager/European Operations. In 1964 he was named Vice President--Finance; in 1968, Vice President-- Operations, and in 1970 he became President and Chief Executive Officer. Mr. Rogers is also a director of Texas Industries, Inc. and serves as a member and Chairman of Chaparral Steel Company's Board of Directors. Mr. Rogers is a graduate of Yale University and earned an M.B.A from the Harvard Graduate School of Business. He is a director of the American Business Conference, British-North American Committee, Dallas Medical Resource, and North Texas Public Broadcasting, and is a member of the Executive Board for Southern Methodist University's School of Business. Mr. Rogers, age 57, served as Chairman of the Federal Reserve Bank of Dallas from 1984 to 1986 and was Chairman of the Greater Dallas Chamber of Commerce from 1986 to 1988. He is Chairman of the Finance Committee and a member of the Compensation and the Pension and Employee Benefits Committees of the Company.

    [PHOTO]

                 --------------------------------------------

                               CLASS I DIRECTORS

                  EARL F. CHEIT                              Director since 1976

                  Dean Emeritus, Haas School of Business,
                  University of California at Berkeley

                    Dr. Cheit has served on the University of California
                  faculty since 1957. He held a number of administrative positions, both on and off the campus, including Executive Vice Chancellor of the University. In 1976 he was named Dean of the Business School, after serving as Associate Director and Senior Research Fellow of the Carnegie Council on Policy Studies in Higher Education. In 1983 he resumed his teaching career at the University and in 1990 he was again named Dean of the Business School for the academic year 1990/1991. In 1993 he served as the University's Interim Athletic Director. Dr. Cheit, age 67, is a member of the Board of Shaklee Corporation, Meridien Point Properties and a trustee of Mills College. He is a graduate of the University of Minnesota, from which he holds B.S., LL.B and Ph.D degrees. He is the author of numerous books and articles and serves as a consultant to various public and private organizations. Dr. Cheit is Chairman of the Charitable Contributions Committee and serves on the Audit, the Executive and the Finance Committees of the Company.

    [PHOTO]



                  G. ROBERT EVANS                            Director since 1990

                  Chairman of the Board and Chief Executive Officer, Material Sciences Corporation, a developer of materials and technologies for emerging markets

                    Mr. Evans has been Chairman of the Board and Chief
                  Executive Officer of Material Sciences Corporation since 1991. His prior business career includes 15 years with United States Gypsum Company and 13 years with Arcata Corporation, where he served as President and Chief Executive Officer. Mr. Evans was President and Chief Executive Officer of Southwall Technologies, Inc. in 1983 and 1984; of Allsteel Inc. from 1984 to 1987; of Bemrose Group USA from 1987 to 1990, and of Corporate Finance Associates Illinois, Inc., from 1990 to 1991. Mr. Evans, age 62, is a graduate of Wagner College with graduate studies at the University of Pennsylvania and the University of California at Los Angeles Graduate School of Business. He is currently a director of Fibreboard Corporation, Elco Industries, Inc., and the Old Second Bancorp. He is also a trustee of Wagner College and a member and past Chairman of the University of Tennessee Development Council. Mr. Evans is Chairman of the Audit Committee and serves on the Advisory Nominating and the Compensation Committees of the Company.

    [PHOTO]

                  GERHARD E. LIENER                          Director since 1984

                  Member of the Board of Management,
                  Daimler-Benz AG, a holding company of a
                  high technology and motor vehicle group

                    Dr. Liener has been associated with Daimler-Benz AG of
                  Stuttgart, Germany, since 1967 when he joined the company as a Member of the Department responsible for all subsidiaries and affiliated companies. He was made a Deputy Member of the Executive Board in 1982, responsible for the New Subsidiaries and Affiliates Division and was appointed a full member of the Board in charge of that division in 1984. When Daimler-Benz reorganized its activities in January of 1987, Dr. Liener became the Management Board member responsible for the Commercial Vehicles Division. As a result of further Management Board restructuring in November 1987, Dr. Liener now heads up his company's Finance and Materials Management. Dr. Liener, age 61, is a director of Chaparral Steel Company. He received his Doctorate in Economics at the University of Tuebingen. Earlier he held scholarships at the University of Madrid and Lausanne University and in 1958 participated in an advanced business program sponsored by the University of California at Berkeley. Dr. Liener is a member of the Board of Directors of Daimler-Benz North America Corporation, New York, Mercedes-Benz North America, Inc. and Freightliner Corp., Portland, Oregon. Dr. Liener serves on the Charitable Contributions Committee of the Company.

    [PHOTO]



                  RICHARD B. MADDEN                          Director since 1992

                  Chairman and Chief Executive Officer,
                  Potlatch Corporation, a diversified
                  forest products company

                    Mr. Madden has been Chief Executive Officer of Potlatch
                  Corporation since 1971 and Chairman of the Board since 1977. He was previously associated with Mobil Oil Corporation where he served in various management capacities for fifteen years. Mr. Madden is a director of Pacific Gas and Electric Company and URS Corporation. He is also a Trustee Emeritus of the American Enterprise Institute for Public Policy Research. His civic activities include Vice President, member of the Board of Governors and Executive Committee of the San Francisco Symphony Association; Board of Directors of the Smith-Kettlewell Eye Research Institute; Board of Trustees of the Corporation of the Fine Arts Museums and the Fine Arts Museums Foundation of San Francisco; member of the Executive Committee of the Bay Area Council; and member of the Business-Higher Education Forum. Mr. Madden, age 64, holds a B.S. degree in engineering from Princeton University, a J.D. degree from the University of Michigan, and an M.B.A. from New York University. He is a member of the Compensation, the Executive, the Finance and the Pension and Employee Benefits Committees of the Company.

    [PHOTO]

                 --------------------------------------------

                       DIRECTOR NOT CONTINUING IN OFFICE

                  JOHN S. PERKINS                            Director since 1979

                  General Partner,
                  Hampton Properties, L.P.,
                  a real estate and investment firm

                    Mr. Perkins has served as General Partner of Hampton
                  Properties, L.P., since its formation in 1981. From 1978 to 1981 he held the position of President and Chairman of the Board of the predecessor corporation, Hampton Securities Company. Prior to that time, Mr. Perkins was associated with KPMG Peat Marwick, a firm of independent public accountants, which he joined in 1946 and where he was admitted to partnership in 1953. He was the Managing Partner of their San Francisco office from 1966 until his retirement in 1977. Mr. Perkins, age 72, is a graduate of the University of Kansas and a certified public accountant. He is a member of the Audit and the Charitable Contributions Committees of the Company.

    [PHOTO]

       BENEFICIAL OWNERSHIP OF STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

  The following table shows the beneficial ownership of shares of the Company's Common Stock and Series B Preferred Stock and of the Company's Depositary Shares, each representing one-tenth of a share of Series C Conversion Preferred Stock ("Depositary Shares"), as of January 31, 1994, by the directors, the executive officers named in the Summary Compensation Table beginning on page 13, and by all directors and executive officers as a group.

                                             AMOUNT AND NATURE OF   PERCENT OF
   NAME OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP(1)   CLASS
   ------------------------                 ----------------------- ----------
   Robert Alpert...........................           52,050 Common     *
                                               0 Series B Preferred
                                                0 Depositary Shares
   John C. Bolinger, Jr....................            5,000 Common     *
                                               0 Series B Preferred
                                                0 Depositary Shares
   Earl F. Cheit...........................              300 Common     *
                                               0 Series B Preferred
                                                0 Depositary Shares
   W. Roger Curry(2).......................          198,423 Common     *
                                              81 Series B Preferred
                                                0 Depositary Shares
   G. Robert Evans.........................            1,000 Common     *
                                               0 Series B Preferred
                                                0 Depositary Shares
   Robert Jaunich II.......................            1,500 Common     *
                                               0 Series B Preferred
                                                0 Depositary Shares
   Robert H. Lawrence(3)...................          263,640 Common     *
                                              83 Series B Preferred
                                                0 Depositary Shares
   Gerhard E. Liener.......................                0 Common     *
                                               0 Series B Preferred
                                                0 Depositary Shares
   Richard B. Madden.......................            2,000 Common     *
                                               0 Series B Preferred
                                                0 Depositary Shares
   Donald E. Moffitt(4)....................          343,521 Common     *
                                               0 Series B Preferred
                                            5,000 Depositary Shares
   Raymond F. O'Brien(5)...................          264,450 Common     *
                                               0 Series B Preferred
                                                0 Depositary Shares
   John S. Perkins.........................            4,000 Common     *
                                               0 Series B Preferred
                                                0 Depositary Shares
   Ronald E. Poelman.......................            1,030 Common     *
                                               0 Series B Preferred
                                                0 Depositary Shares

                                               AMOUNT AND NATURE OF   PERCENT OF
   NAME OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP(1)   CLASS
   ------------------------                   ----------------------- ----------
   Gregory L. Quesnel(6)....................           102,695 Common     *
                                                72 Series B Preferred
                                                  0 Depositary Shares
   Robert T. Robertson(7)...................           153,815 Common     *
                                                81 Series B Preferred
                                                  0 Depositary Shares
   Robert D. Rogers.........................             7,500 Common     *
                                                 0 Series B Preferred
                                                  0 Depositary Shares
   Robert P. Wayman(8)......................                 0 Common     *
                                                 0 Series B Preferred
                                                  0 Depositary Shares
   All directors and executive officers as a
    group (19)..............................         1,487,543 Common    4.2%
                                               445 Series B Preferred     *
                                              5,000 Depositary Shares     *

- --------

*Represents holdings of less than one percent.
(1) Represents shares as to which the individual has sole voting and investment power (or shares such power with his spouse).
(2) Includes 174,782 shares which Mr. Curry has the right to acquire within 60 days of January 31, 1994 through the exercise of options issued under the Company's stock option plans.
(3) Includes 246,703 shares which Mr. Lawrence has the right to acquire within 60 days of January 31, 1994 through the exercise of options issued under the Company's stock option plans.
(4) Includes 342,968 shares which Mr. Moffitt has the right to acquire within 60 days of January 31, 1994 through the exercise of options issued under the Company's stock option plans.
(5) Includes 225,225 shares which Mr. O'Brien has the right to acquire within 60 days of January 31, 1994 through the exercise of options issued under the Company's stock option plans.
(6) Includes 101,070 shares which Mr. Quesnel has the right to acquire within 60 days of January 31, 1994 through the exercise of options issued under the Company's stock option plans.
(7) Includes 152,561 shares which Mr. Robertson has the right to acquire within 60 days of January 31, 1994 through the exercise of options issued under the Company's stock option plans.
(8) Subsequent to January 31, 1994, Mr. Wayman acquired 500 shares of Common Stock.

     INFORMATION ABOUT THE BOARD OF DIRECTORS AND CERTAIN BOARD COMMITTEES

  During 1993, the Board of Directors held ten meetings. All directors attended at least 75% of all meetings of the Board and the Board committees on which they served, except Dr. Liener who resides in Germany.

  The Board of Directors has the following standing committees: Advisory Nominating Committee, Audit Committee, Charitable Contributions Committee, Compensation Committee, Executive Committee, Finance Committee, and Pension and Employee Benefits Committee. As required by Securities and Exchange Commission regulations, descriptions of the Advisory Nominating, Audit and Compensation Committees follow:

  ADVISORY NOMINATING COMMITTEE: The Advisory Nominating Committee reviews the qualifications of candidates to serve on the Board of Directors, consults with the management of the Company concerning potential candidates and recommends to the Board of Directors nominees for membership on the Board. Shareholders' proposals for nominees also will be accepted by the Committee and will be given due consideration for recommendation to the Board in light of the nominees' qualifications.
Shareholder nominee proposals should be submitted in writing to the Chairman of the Advisory Nominating Committee in care of the Corporate Secretary. The members of the Advisory Nominating Committee are Messrs. John C. Bolinger, Jr.-
- -Chairman, G. Robert Evans, Robert Jaunich II, Donald E. Moffitt and Raymond F. O'Brien. The Committee met once during 1993.

  AUDIT COMMITTEE: The Audit Committee recommends independent public accountants for appointment by the shareholders to perform the audit of the Company's accounting records and authorizes the performance of services by the accountants so appointed. The Committee reviews the annual audit of the Company by the independent public accountants, and, in addition, annually reviews the results of the examinations of accounting procedures and controls performed by the Company's internal auditors. The members of the Audit Committee are Messrs.
G. Robert Evans--Chairman, John C. Bolinger, Jr., Earl F. Cheit, Robert Jaunich II and John S. Perkins. The Committee met four times during 1993.

  COMPENSATION COMMITTEE: The Compensation Committee recommends to the Board the salaries of the executive officers of the Company. The Committee also oversees the administration of the Company's incentive compensation plans and the granting of stock options under the Company's Stock Option Plan of 1988. The members of the Compensation Committee are Messrs. Robert Alpert-- Chairman,
G. Robert Evans, Richard B. Madden and Robert D. Rogers. Mr. Raymond F. O'Brien served on the Committee during 1993, but resigned as a Committee member on December 6, 1993. The Committee met four times during 1993.

                           COMPENSATION OF DIRECTORS

  During 1993, directors who were not employees of the Company or its affiliates were paid an annual retainer of $30,000. An annual fee of $100,000 was established for the Chairman of the Board, who is a non-employee director, by the Board of Directors effective August 1, 1993. Directors may elect to defer payment of their fees. Payment of any deferred amount and interest equivalents accrued thereon will be made in a lump sum or in installments beginning no later than the year following the director's final year on the Company's Board. Directors are also provided with certain insurance coverages and, in addition, are reimbursed for travel expenses incurred in attending Board and Committee meetings. Upon retirement from the Board, directors with at least five years of Board service receive retirement benefits in the same annual amount as the directors' annual retainer being paid at the time of retirement. Retirement payments continue for the director's number of years of service as a non-employee director up to a maximum of 20 years.

  During 1993, the Compensation Committee of the Board of Directors conducted a review of current board compensation packages at a selected number of major American corporations. The Committee then recommended to the Board a new compensation plan designed to:

  . Recognize attendance at Board and Committee meetings and the inherent responsibilities of Committee Chairmanships;

  . Bring director's compensation into the mainstream of current corporate practice;

  . Approximate the Board's current annual cash compensation; and

  . Provide long-term potential through restricted stock grants in lieu of a portion of the existing retirement benefits accrual, subject to shareholder approval.

  Under the new plan, non-employee directors will be paid an annual retainer of $15,000 and their retirement benefits will be accrued at $15,000 per year. Such directors will also be paid $1,000 per Board meeting attended and $500 per committee meeting attended. Chairmen of the Audit, Compensation, Finance and Pension and Employee Benefits Committees will receive an additional

$3,000 per year and Chairmen of the Advisory Nominating and the Charitable Contributions Committees will receive an additional $2,000 per year. The Chairman of the Board, as a non-employee director, will continue to be paid $100,000 per year. Terms of the annual restricted stock grant are described in the Equity Incentive Plan for Non-Employee Directors, on pages A-1 through A-8 of this proxy statement. In the event this Plan is not approved by shareholders, retirement benefits for non-employee directors will continue to be calculated at $30,000 per year.

                       COMPENSATION OF EXECUTIVE OFFICERS

                         I. SUMMARY COMPENSATION TABLE

  The following table discloses compensation received by the Company's Chief Executive Officer and the four next most highly paid executive officers for the three fiscal years ended December 31, 1993.


                                  ANNUAL
                              COMPENSATION(2)  LONG TERM COMPENSATION
                             ----------------- -------------------------
                                                 AWARDS        PAYOUTS
                                               ------------  -----------
                                               SECURITIES
                                               UNDERLYING     LONG-TERM
                                                OPTIONS/      INCENTIVE      ALL OTHER
NAME AND                      SALARY  BONUS(3)    SAR'S      PAYOUTS(4)   COMPENSATION(5)
PRINCIPAL POSITIONS(S)  YEAR    $        $         (#)           ($)            ($)
- ----------------------  ---- -------- -------- ------------  -----------  ---------------
Donald E.
 Moffitt                1993 $600,028 $603,028     52,500/0   $        0     $138,545
President &
 Chief                  1992  526,202   98,004          0/0            0      133,141
Executive
 Officer                1991  484,155        0    145,187/0            0            *
Robert H.
 Lawrence               1993  400,036        0     32,500/0            0       10,288
Exec. Vice
 President--            1992  400,036        0          0/0        6,051       11,769
Operations              1991  382,143        0     94,465/0       12,673            *
Robert T.
 Robertson              1993  317,148  279,537     72,500/0            0       13,103
Senior Vice
 President              1992  302,249  134,111          0/0        3,701        9,419
                        1991  293,231    6,082     65,573/0        5,957            *
W. Roger
 Curry                  1993  317,148  380,578     32,500/0            0       56,579
Senior Vice
 President              1992  295,239   46,000          0/0        6,392       51,402
                        1991  289,980        0     69,307/0       15,295            *
Gregory L.
 Quesnel                1993  300,040  241,232     92,500/0            0       11,234
Exec. Vice
 President &            1992  250,802   47,124          0/0        1,622        6,042
Chief Finan-
 cial Offi-
 cer                    1991  231,150        0     68,495/0        2,139            *

- --------
*Under applicable rules of the Securities and Exchange Commission, information is not required for 1991.
(1) Mr. Lawrence is also President and Chief Executive Officer of Consolidated Freightways Corporation of Delaware, the Company's long-haul trucking subsidiary. Mr. Robertson is also President and Chief Executive Officer of Con-Way Transportation Services, Inc., the Company's regional trucking subsidiary. Mr. Curry is also President and Chief Executive Officer of Emery Air Freight Corporation, the Company's air freight subsidiary.
(2) There are no amounts of Other Annual Compensation which are required to be disclosed for 1993. Perquisites and other personal benefits for each named executive officer were below the lesser of $50,000 or 10% of the total annual salary and bonus. There were no restricted stock awards in 1991, 1992 or 1993.
(3) The amounts shown in this column reflect payments under the Company's short-term incentive compensation plans in which all regular, full-time, non-contractual employees of the Company participate.
(4) The amounts shown in this column reflect the dollar value of units that have vested in each named executive officer's account under the Company's Long-Term Incentive Plan in each respective year. Amounts reported may have been either paid or deferred under the terms of the Plan.

(5) Amounts shown for 1993 in this column include:
  (a) Payments by the Company for premiums for taxable group life insurance on behalf of Messrs. Moffitt, Lawrence, Robertson, Curry, and Quesnel of $14,658, $6,750, $4,768, $4,768, and $546, respectively.
  (b) Long-Term Incentive Plan interest earned and deferred for Messrs. Robertson, Curry and Quesnel of $227, $42,433 and $140, respectively.
  (c) Company contributions to the Thrift and Stock Plan accounts of Messrs. Lawrence, Robertson, Curry and Quesnel of $3,538 each.
  (d) Payments by the Company to Mr. Moffitt under the Supplemental Retirement Plan and the Excess Benefit Plan totaling $73,517 as a result of his prior retirement.
  (e) Interest earned on deferred compensation accounts above 120% of the applicable federal rate for Messrs. Moffitt, Robertson, Curry and Quesnel of $50,370, $4,570, $5,840 and $7,010, respectively.

                          II. OPTION/SAR GRANTS TABLE

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                        POTENTIAL REALIZABLE
                                                                      VALUES AT ASSUMED ANNUAL     GRANT
                                                                        RATES OF STOCK PRICE        DATE
                                                                          APPRECIATION FOR        PRESENT
                                     INDIVIDUAL GRANTS(1)                  OPTIONS TERM(3)        VALUE(4)
                         -------------------------------------------- --------------------------  --------
                         NUMBER OF
                         SECURITIES
                         UNDERLYING  % OF TOTAL
                          OPTIONS/  OPTIONS/SARS EXERCISE
                            SARS     GRANTED TO   OF BASE
                          GRANTED   EMPLOYEES IN   PRICE   EXPIRATION
                           (#)(2)   FISCAL YEAR  ($/SHARE)    DATE       5%($)         10%($)       ($)
                         ---------- ------------ --------- ---------- ------------  ------------  --------
Donald E. Moffitt.......  52,500/0      8.08%    $14.9375   08/02/03       493,191     1,249,643  321,300
Robert H. Lawrence......  32,500/0      5.00%    $14.9375   08/02/03       305,309       773,712  198,900
Robert T. Robertson.....  32,500/0      5.00%    $14.9375   08/02/03       305,309       773,712  198,900
                          40,000/0      6.15%    $19.2500   10/25/03       484,249     1,227,182  315,600
W. Roger Curry..........  32,500/0      5.00%    $14.9375   08/02/03       305,309       773,712  198,900
Gregory L. Quesnel......  32,500/0      5.00%    $14.9375   08/02/03       305,309       773,712  198,900
                          60,000/0      9.23%    $19.2500   10/25/03       726,373     1,840,773  473,400
All Shareholders........                                               373,057,175   983,112,851
Named Executives' Gain
 as % of All
 Shareholder's Gain.....                                                      0.70%         0.75%

- --------
(1) No SARs were issued in 1993.
(2) All options are exercisable in whole or in part on the first anniversary of the grant date or earlier upon a change in control of the Company.
(3) The dollar gains under these columns result from calculations assuming 5% and 10% growth rates prescribed by the Securities and Exchange Commission. This presentation is not intended to forecast possible future appreciation, if any, of the Company's Common Stock price. These are unrelated to the Grant Date Present Value shown in the next column.
(4) Present value based on modified Black-Scholes option pricing model which includes assumptions for the following variables: (i) option exercise prices equal the fair market values on the dates of grant; (ii) option term equals 7.36 years, based on actual option exercises for exercisable options granted since January, 1990; (iii) volatility equals 0.352; (iv) risk-free interest rate equals 5.5%; (v) estimated future average dividend yield equals 1.5%. The dividend assumption presented here is for the purposes of estimating option values and does not imply any pending change in the Company's current dividend policy.

  The Company's use of this model should not be construed as an endorsement of its accuracy in valuing options. The Company's executive stock options are not transferable so the "present value" shown cannot be realized by the executive. Future compensation resulting from option grants will ultimately depend on the amount by which the market price of the stock exceeds the exercise price on the date of exercise.

               III. OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL-YEAR END OPTION/SAR VALUES

  The following table provides information on option/SAR exercises in 1993 by the named officers and the value of such officers' unexercised options/SARs at December 31, 1993.


                                                              NUMBER OF
                                                              SECURITIES        VALUE OF
                                                              UNDERLYING       UNEXERCISED
                                                             UNEXERCISED      IN-THE-MONEY
                                                             OPTIONS/SARS     OPTIONS/SARS
                                                              AT FY-END         AT FY-END
                                                                (#)(2)       ($)(2)(3)(4)(5)
                         SHARES ACQUIRED                     EXERCISABLE/     EXERCISABLE/
                         ON EXERCISE (#) VALUE REALIZED ($) UNEXERCISABLE     UNEXERCISABLE
                         --------------- ------------------ -------------- -------------------
Donald E. Moffitt.......      8,775(1)        $25,777       342,968/52,500 $3,087,818/$456,094
Robert H. Lawrence......      6,300(1)         19,294       272,464/32,500   2,326,443/282,344
Robert T. Robertson.....                                    152,869/72,500   1,304,213/457,344
W. Roger Curry..........                                    199,201/32,500   1,598,262/282,344
Gregory L. Quesnel......                                    101,679/92,500     962,916/544,844

- --------
(1) Expiration date for these options was December 31, 1993.
(2) Mr. Moffitt has 342,968 exercisable options valued at $3,087,818; 52,500 unexercisable options valued at $456,094; and 0 stock appreciation rights
    (SARs). Mr. Lawrence has 246,703 exercisable options valued at $2,054,000; 32,500 unexercisable options valued at $282,344; and 25,761 SARs valued at $272,443. Mr. Robertson has 152,561 exercisable options valued at $1,304,213; 72,500 unexercisable options valued at $457,344; and 308 SARs valued at $0. Mr. Curry has 174,782 exercisable options valued at $1,343,887; 32,500 unexercisable options valued at $282,344; and 24,419
    SARs valued at $254,375. Mr. Quesnel has 101,070 exercisable options valued at $960,634; 92,500 unexercisable options valued at $544,894; and 609 SARs valued at $2,282. The value of outstanding SARs was fixed as described in footnote 5 below when the Company's SAR plan was terminated on March 31, 1990.
(3) Based on the closing stock price of $23.625 on December 31, 1993.
(4) Numbers shown reflect the value of options granted at various times over a ten-year period.
(5) The Company's Incentive Compensation Stock Appreciation Rights Plan ("SAR Plan") was terminated on March 31, 1990. Under the SAR plan, selected key employees were afforded the opportunity to convert cash awards under the Company's short-term incentive compensation plans into SARs corresponding in value to the Company's shares of Common Stock. The SARs fluctuated in value as the price of the Common Stock increased or decreased and earned amounts equal to dividends declared on the Common Stock. When the SAR Plan was terminated, the value of all outstanding SARs was fixed as of that date. Interest equivalents have been paid on outstanding balances credited to participants since April 1, 1990. Payouts are made in cash and commence upon a participant's prior election or termination of employment with the Company.

                   IV. LONG-TERM INCENTIVE PLAN AWARDS TABLE

  There were no Long-Term Incentive Plan awards made to the five named executive officers in 1993.

                         CORPORATE GOVERNANCE STATEMENT

  The Board of Directors and the management of Consolidated Freightways, Inc. are committed to shareholder-sensitive corporate governance. Set out below is a summary of the key elements of the Company's current governance principles:

  . The offices of the Chairman of the Board and the Chief Executive Officer are separate.

  . Ten of the thirteen directors are neither present nor former employees of the Company; the Chief Executive Officer is the only current executive serving on the Board.

  . The Audit and Compensation Committees consist entirely of independent directors.

  . There are no interlocking directorships.

  . All common stock shareholders have equal voting rights--one share, one vote.

  . The Company has never repriced stock options.

  . The Company's classified board was established and approved by shareholders in 1985.

  . The Company voluntarily eliminated "golden parachutes" in 1990.

  . In 1993, the Company amended its Shareholder Rights Plan to provide for its termination in 1995. Any extension of the Plan or adoption of any other rights plan must first be approved by shareholders.

  . In 1993, directors adopted a new compensation plan, subject to shareholder approval, which will give independent directors a direct interest in the Company's attainment of its financial goals through stock ownership. The plan also recognizes meeting attendance and the inherent responsibilities of committee chairmanships.

  . The Company believes in the value of a diversified board and has retained an advisory firm to assist it in its goal of achieving greater Board diversity.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The following report was given to the Board of Directors by the Compensation Committee and is included in the proxy statement to inform shareholders of the Committee's duties and its rationale for compensation of executives. Neither the report nor the performance graphs that follow this report is intended to be used for any other purpose or to be incorporated by reference in any of the Company's past or future filings with the Securities and Exchange Commission.

  To the Board of Directors:

  As members of the Compensation Committee of the Board of Directors, it is our duty to administer the Company's executive compensation program to ensure the attraction, retention and appropriate reward of executive officers, to motivate their performance in the achievement of the Company's business objectives, and to align the interests of executive officers with the long-term interests of the Company's shareholders. Because the Company's compensation policy is to pay for performance, each executive's total compensation is based on the performance of the Company, the executive's business unit, and the executive individually. Executive compensation consists of three components: base salary, short-term incentive compensation and long-term incentive compensation. At this time, the Company has not adopted a formal weighting system for these various components.

BASE SALARY

  The Company strives to pay base salaries that are competitive with those of other companies in the freight transportation industry, taking into account the Company's size compared to those companies. The companies used for this comparison (the "Peer Companies") were selected by the Company's independent executive compensation consultant and are the same as those included in the performance graphs that follow this report with the exception of Arkansas Best and Carolina Freight and the addition of CSX Corporation, Santa Fe Pacific Corporation, Norfolk Southern Corporation and American President Companies, Ltd. These exceptions and additions were made on the basis of comparable size.

  For 1993, we reviewed base salaries for executive officers against competitive salary data for officers in similar positions at Peer Companies, and recommended to the Board of Directors adjustments in base salary to position base salary for our executives within the second quartile of the peer group. The salaries for Mr. Donald E. Moffitt, the President and Chief Executive Officer, and Mr. Gregory L. Quesnel, a named executive, were consequently adjusted to position them in this second quartile. Increases for two other named executives were given in order to maintain their base pay positions relative to their counterparts in the Peer Companies. The Board unanimously approved the recommentations of the Committee. Mr. Moffitt, the only member of the Board of Directors who is also an executive officer of the Company, did not participate in deliberations concerning his own salary.

SHORT-TERM INCENTIVE COMPENSATION

  The Committee has delegated to the Chief Executive Officer and other executive officers the responsibility and authority to design and administer the Company's short-term incentive plans. These plans provide for annual awards to regular, full-time, non-contractual employees.

  At the end of the year, each major subsidiary develops goals which reflect its business objectives for the following year. These goals represent measurable performance objectives based on such criteria as profits, revenue, expenses and/or service. The parent company goals generally represent a compilation of the profit goals of the subsidiaries. The final incentive compensation plans are then incorporated into the Company's business plan for the ensuing year and presented to the Board of Directors for approval and adoption.

  Upon attainment of the established performance goals, participants, other than the top five executives, may receive incentive compensation ranging from 5% to 50% of base salary (the participant's "participation factor"), according to a participant's level of responsibility, with the opportunity to double that percentage for performance in excess of the stated goals. 18,857 employees were eligible to participate in the Company's incentive compensation plans in 1993. The participation factors for the Chief Executive Officer and the four named executives are 75% and 60% of salary, respectively, again with the opportunity to double that percentage for extraordinary results.

  At the end of the year, short-term incentive payouts for the participants, if any, are calculated based on the specific, measurable objectives assigned to the operating unit to which each participant belongs. A partial payout is generally made in December and the balance early the following year.

  In 1993, Con-Way Transportation Services, Inc., Emery Air Freight Corporation and the parent company exceeded their respective performance objectives, with Con-Way and Emery each achieving record results. Accordingly, bonuses were paid to participants in Con-Way, Emery and the parent company. Messrs. Moffitt and Quesnel earned incentive compensation of 134% of their respective participation factors, based on the amount by which corporate pre-tax, pre-incentive income exceeded the minimum target level established at the beginning of the year. Similarly, Mr. Robert T. Robertson earned incentive compensation of 147% of his participation factor, based on the amount by which the pre-tax, pre-incentive income on Con-Way exceeded its minimum target level established at the beginning of the year; and Mr. W. Roger Curry earned incentive compensation of 200% of his participation factor, based on the amount by which the pre-tax operating profit of Emery exceeded its minimum target level established at the beginning of the year. These bonuses are reflected in the Summary Compensation Table for Compensation of Executive Officers.

  In addition to the Company's established incentive compensation plans, which are based on measurable objectives, the Compensation Committee and Board of Directors in 1982 granted the Chief Executive Officer the authority to recommend, from time to time, discretionary incentive awards to designated employees based on the individual performance of these employees during the year and/or progress made on achieving strategic or other non-numerical goals. These payments, of up to 30% of annual compensation, would be in addition to any incentive earned under the Company's incentive compensation plans. No discretionary payments were awarded in 1993.

LONG-TERM INCENTIVE COMPENSATION

  We believe that executives should have a large stake in the risks and rewards of long-term ownership of the Company and that executive compensation should include long-term programs tied directly to the performance of the Company which place a greater portion of an executive's potential total compensation "at risk" than is the case for other employees.

  The Stock Option Plan of 1988 provides for the granting of options to purchase shares of the Company's Common Stock to key employees of the Company and its subsidiaries. During 1993, the Committee, consistent with its view that stock options tie executive performance to shareholder interests, reviewed with the Chief Executive Officer each executive's scope of accountability over the strategic results of the Company based on his or her organizational position, level of responsibility and subjective performance evaluations. The Company utilizes a Hay Compensation Group formula for determining the relative ranking of position values and responsibilities.

  The Committee, in determining the number of options granted each year, takes into consideration the number of options available for grant over the remaining years of the Plan, dilution after giving effect to severely "underwater" options, and the anticipated overall performance of the Company. Based on this evaluation, in 1993 the Committee recommended to the Board that a pool of 500,000 market-priced stock options be awarded to 58 executives. These awards were effective on the customary August 1 award date.

  During 1993, the Company promoted Mr. Quesnel to Executive Vice President. Consequently in October, a stock option for 60,000 shares was made to Mr. Quesnel to reflect his increased influence on the Company's results. Similarly, Mr. Robertson was granted an option to purchase 40,000 shares in recognition of his extraordinary performance over the past ten years as President of Con-Way.

  Under the Long-Term Incentive Plan of 1988 and its predecessor, the Long-Term Incentive Plan of 1978, key employees of the Company and its subsidiaries, including the named executives, have previously been awarded growth units entitling them to certain cash benefits upon such units vesting and appreciating in value. No awards were granted in 1993.

CEO COMPENSATION

  The CEO's salary increase for 1993 was based on a subjective evaluation of his performance by the Compensation Committee and competitive salary data provided by the Company's executive compensation consultants.

  Mr. Moffitt returned to the employ of the Company in 1990 and was elected President and Chief Executive Officer in 1991. The initiatives and programs put in place since his return have resulted in dramatic improvements in the Company's performance. Some of the key measures of this improvement are set forth below.

                              COMPANY PERFORMANCE

                                                                    CHANGE FROM
                                                  1990      1993    1990 TO 1993
                                                --------  --------  ------------
Net Earnings (Loss)--(in thousands)............ $(40,727) $ 31,607   $ +72,334
Net Margin.....................................     -1.0%      0.8%   +1.8 pts
Primary Earnings per Share (EPS)............... $  (1.16) $   0.87   $   +2.03
Return on Equity (ROE).........................       -7%       8%     +15 pts
Market Value--(in thousands)................... $411,253  $996,122       142.2%
Long-Term Debt & Capital Leases................  673,611   408,409       -39.4%
Debt to Total Capital Ratio....................       54%       40%    -14 pts

ON-GOING REVIEW OF COMPENSATION

  The Company has engaged an executive compensation consulting firm to advise the Committee on various compensation matters. The consulting firm has been asked to continue its review of the Company's existing executive compensation programs to determine the extent to which they are compatible with long-term shareholder objectives, support the future direction of the Company, differentiate and reward for component company performance, and attract and retain high caliber talent. The consulting firm has also been asked to make recommendations for a new long-term incentive plan tied to performance of component companies and overall corporate performance.

  The Committee has not yet developed a policy with respect to amending pay policies or asking shareholders to vote on "pay for performance" plans in order to qualify compensation in excess of $1 million a year which may be paid to the five highest-paid executives for federal tax deductibility. Under current compensation plans and deferral elections, no executive officer's compensation subject to the deductibility limit will exceed $1 million in 1994, even if all performance goals are attained under the Company's short-term incentive plans. The Compensation Committee intends to consider the matter further when final regulations on this subject are issued under the Internal Revenue Code. At that time, the Committee will balance the interests of the Company in maintaining flexible incentive plans against the possible loss of a tax deduction should taxable compensation for any of the five highest-paid executives exceed $1 million in future years.

  The foregoing report is approved by all members of the Committee.

                           THE COMPENSATION COMMITTEE

     Robert Alpert, Chairman                            Richard B. Madden
     G. Robert Evans                                    Robert D. Rogers

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Members of the Committee set forth above are all independent directors of the Company and have no other relationships with the Company and its subsidiaries. Mr. Raymond F. O'Brien, Chairman of the Board, served on the Compensation Committee until December 6, 1993, when he resigned from the Committee. He was appointed to the Committee in 1992. He is a former executive officer of the Company, but has not served as an officer since 1991.

      A COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN*
       CONSOLIDATED FREIGHTWAYS, INC., S & P 500 INDEX, PEER GROUP INDEX

Total Returns with Dividends Reinvested on Pay Date Base 12/31/88 Composite Market Cap Weighted

Quarter                         PEER         S & P
Ending           CNF            GROUP        500
- ---------        ----           -----        ------
12/31/93         $ 76           $162         $197
 9/30/93         $ 51           $145         $193
 6/30/93         $ 52           $124         $188
 3/31/93         $ 55           $140         $187

12/31/92         $ 57           $142         $179
 9/30/92         $ 43           $117         $171
 6/30/92         $ 42           $125         $165
 3/31/92         $ 56           $139         $162

12/31/91         $ 50           $122         $166
 9/30/91         $ 38           $114         $154
 6/30/91         $ 52           $113         $146
 3/31/91         $ 53           $109         $146

12/31/90         $ 38           $ 91         $128
 9/30/90         $ 43           $ 81         $117
 6/30/90         $ 42           $102         $136
 3/31/90         $ 52           $116         $128

12/31/89         $ 83           $105         $132
 9/30/89         $ 99           $111         $129
 6/30/89         $ 89           $ 92         $117
 3/31/89         $ 91           $ 92         $107

12/31/88         $100           $100         $100

All Data per Georgeson & Co. 1/20/94





  *Assumes $100 invested on December 31, 1988 in Consolidated Freightways, Inc., S & P 500 Index and a Peer Group Index, described below, and that any dividends were reinvested.

  The Peer Group Index is a market-capitalization weighted index comprised of the common stock of the following companies: Airborne Freight Corporation, Arkansas Best Corporation, Carolina Freight Corporation, Federal Express Corporation, Roadway Services, Inc., TNT Freightways Corporation and Yellow Corporation.

  A five-year cumulative total shareholder return graph, such as the one above, may be useful in assessing management's performance over that period of time. However, a new management team charged with restoring the Company's financial strength was put in place during 1990 to deal with the problems that arose following the acquisition of Emery Air Freight Corporation in April, 1989. For a shareholder today it is far more useful to focus on the Company's performance since this new management team was installed and addressed the serious financial and operational issues facing the Company.

  The chart to the
right shows total
shareholder returns,
assuming $100 was
invested on December
31, 1990 in Consoli-
dated Freightways,
Inc., the S&P 500
Index, and the Peer
Group Index as de-
fined above, with
any dividends rein-
vested. As this
chart demonstrates,
under direction of
new management, the
stock of the Company
has outperformed the
broad S&P index and
the Peer Group index
over this period of
time.

                             A COMPARISON OF THREE-YEAR CUMULATIVE TOTAL
                                       SHAREHOLDER RETURN

                        CONSOLIDATED FREIGHTWAYS, INC., S & P 500 INDEX, PEER
                                          GROUP INDEX

                           Quarter                         PEER         S & P
                           Ending           CNF            GROUP        500
                           ---------        ----           -----        ------
                           12/31/93         $200           $178         $154
                            9/30/93         $134           $159         $151
                            6/30/93         $137           $136         $147
                            3/31/93         $145           $154         $146

                           12/31/92         $150           $156         $140
                            9/30/92         $113           $129         $134
                            6/30/92         $111           $137         $129
                            3/31/92         $147           $153         $127

                           12/31/91         $132           $124         $130
                            9/30/91         $100           $125         $120
                            6/30/91         $137           $124         $114
                            3/31/91         $139           $120         $114

                           12/31/90         $100           $100         $100

                           All Data per Georgeson & Co. 1/20/94



                               PENSION PLAN TABLE
                      ESTIMATED ANNUAL RETIREMENT BENEFITS

  The following table shows the estimated combined annual benefits payable upon retirement to full-time and certain part-time non-contractual employees on the Company's domestic payroll under the Company's Pension and Retirement Plans, Supplemental Retirement Plan and Excess Benefit Plan (the "Plans").

 AVERAGE FINAL TOTAL EARNINGS DURING          YEARS OF PLAN PARTICIPATION
   HIGHEST FIVE CONSECUTIVE YEARS     --------------------------------------------
   OF LAST TEN YEARS OF EMPLOYMENT       15       20       25       30       35
 -----------------------------------  -------- -------- -------- -------- --------
     $200,000........................ $ 50,588 $ 69,410 $ 88,263 $107,115 $127,115
     $300,000........................   77,558  106,410  135,263  164,115  194,115
     $400,000........................  104,558  143,410  182,263  221,115  261,115
     $500,000........................  131,558  180,410  229,263  278,115  328,115
     $600,000........................  158,558  217,410  276,263  335,115  395,115
     $700,000........................  185,558  254,410  323,263  392,115  462,115
     $800,000........................  212,558  291,410  370,263  449,115  529,115

  The compensation covered under the Plans whose benefits are summarized in the Pension Plan Table above is the highest five-year average over the last ten years of employment of the amounts shown in the "Salary" and "Bonus" columns of the Summary Compensation Table on page 13. The pension benefit is reduced by the vested amount of the employee's account in the Company's Common Stock Fund. The Common Stock Fund operates together with the Plans as a "floor/offset" arrangement. Pension benefits under the Plans are provided first by the value of shares of the Company's Common Stock Fund, with any remainder being paid under the Plans. All full-time and certain part-time non-contractual employees on the Company's domestic payroll participate in the Common Stock Fund. Final allocations were made at year-end 1993. In 1993, Messrs. Moffitt, Lawrence, Robertson, Curry, and Quesnel were each allocated 151 shares of Company Common Stock with a value of $3,564.

  The Internal Revenue Code of 1986, as amended, limits the annual benefits which may be paid from a tax-qualified retirement plan to $118,800. The Company has adopted the Supplemental Retirement Plan and the Excess Benefit Plan to provide for payment out of the Company's general funds of benefits calculated under the Pension and Retirement Plans above that dollar limit.

  As of December 31, 1993, Messrs. Moffitt, Lawrence, Robertson, Curry and Quesnel had 26, 21, 22, 25 and 18 years of Plan participation, respectively.

  Retirement benefits shown are payable at or after age 65 in the form of a single life annuity, using the current level of Social Security benefits to compute the adjustment for such benefits.

                               ----------------

          APPROVAL OF EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

  The Board of Directors recommends the adoption of the Equity Incentive Plan for Non-Employee Directors (the "Plan"). The Plan provides for the issuance of up to 150,000 shares of the Company's Common Stock through awards of restricted stock and/or stock options to directors of the Company who are neither officers nor employees of the Company ("Non-Employee Directors").

  The primary purpose of the Plan is to give Non-Employee Directors a direct interest in the Company's attainment of its financial goals through stock ownership and thereby to align their interests more closely with the interests of shareholders of the Company. The text of the Plan is set forth in Appendix A to the proxy statement. The following is a summary of the Plan and should be read together with the full Plan text.

  If approved, the Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). While the Committee is authorized to interpret the Plan, prescribe, amend and rescind rules relating to the Plan, and generally to make such determinations and take such actions it deems advisable which are not contrary to the express terms of the Plan, the Committee has no discretion to determine the Non-Employee Directors to receive awards under the Plan or the timing of the awards or otherwise to alter the terms of the Plan.

RESTRICTED STOCK AWARDS

  The Plan provides for the automatic grant of awards of Common Stock of the Company to Non-Employee Directors ("Restricted Stock Awards"). Immediately following approval of the Plan by the shareholders, each Non-Employee Director will receive a Restricted Stock Award consisting of Common Stock with a fair market value of $12,500. The awards will be made in lieu of an annual retirement accrual of $15,000 previously given to Non-Employee Directors.

  Following the initial awards, any person first appointed or elected to the Board who qualifies as a Non-Employee Director immediately following such appointment or election will receive a Restricted Stock Award, as of the date of such election or appointment, having a fair market value of $12,500. In addition, beginning January 1, 1995, and on each January 1 thereafter, each Non-Employee Director who is a director on that date will receive a Restricted Stock Award as of that date having a fair market value of $12,500.

  For purposes of the Plan, the fair market value of the Company's Common Stock is deemed to be the grant date composite closing price for such Common Stock on the New York Stock Exchange ("NYSE"), or if the Common Stock is not traded on the date of grant, on the immediately preceding trading day. The total number of shares of Common Stock awarded to an individual Director on each award date is determined by dividing $12,500 by such fair market value of the Common Stock.

  Generally, shares of Common Stock received pursuant to a Restricted Stock Award may not be sold, assigned, pledged, hypothecated, transferred or otherwise disposed of by the Non-Employee Director until five years from the date of grant. If a Non-Employee Director voluntarily resigns or is removed for cause as a Board member before completion of the fifth year, the shares of Common Stock granted pursuant to such Restricted Stock Award will be forfeited.

  The restrictions lapse sooner than five years immediately upon (1) termination of the director's service as a result of death, disability, retirement or failure to be nominated or elected as a Board member, (2) a merger or consolidation of the Company in which the Company is not the surviving corporation, (3) sale of substantially all of the assets of the Company or acquisition of 50% of the outstanding stock of the Company by another entity, and (4) a "change in control" of the Company, which is deemed to have occurred if, during any two year period, the individuals who comprise the Board at the beginning of the period (along with any successor nominated or elected by two-thirds of such directors) cease to constitute a majority of the Board at any time during that period.

  During the period in which the stock is restricted, the Non-Employee Director will have the right to vote and to receive any dividends and payments on such stock.

STOCK OPTIONS

  The Plan also includes a contingent feature providing for automatic grants to the Non-Employee Directors of options ("Options") to purchase Common Stock at an exercise price equal to the fair market value of the stock on the date the Option is granted. No stock options will be granted until the Committee activates the stock option feature, and specifies the number of shares subject to an annual option grant to each Non-Employee Director, not to exceed 1,000 shares (the "Annual Amount"). The automatic Option grant provisions of the Plan are contingent and may never be activated. However, if shareholders approve the Plan, the Committee will have the ability to activate this contingent feature of the Plan without further shareholder approval.

  If the contingent Option grant feature of the Plan is implemented, an option to purchase the Annual Amount of shares of Common Stock will be granted (1) on January 1 of the first year which begins at least six months after such feature has become effective to each person who is an Non-Employee Director on such grant date and (2) to other Non-Employee Directors elected or appointed to the Board after such January 1 date on the date each first becomes a Director of the Company. On January 1 of each year thereafter, each Non-Employee Director will be granted an Option to purchase the Annual Amount of shares of Common Stock.

  Each Option granted will be evidenced by a stock option agreement which may contain such terms and conditions as may be determined by the Committee and not inconsistent with the Plan. Each Option to be granted under the Plan would vest and become exercisable as to 1/12 of the shares covered thereby on a monthly basis such that the option would be fully exercisable one year after its date of grant. The term of the option will be no longer than ten years from the date of grant.

  Each Option granted pursuant to the Plan would be exercisable only by that director during his or her lifetime, and the Option would not be transferable by such director by operation of law or otherwise other than by will or the laws of descent and distribution.

  The exercise price per share of Common Stock covered by each Option would be equal to the composite closing price for the Common Stock on the NYSE on the date of grant, or if the Common Stock is not traded on the date of grant, on the immediately preceding trading day.

SHARES SUBJECT TO THE PLAN

  One Hundred Fifty Thousand (150,000) shares of the Company's Common Stock are authorized for issuance under the Plan. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Company. Appropriate adjustments in the number and class of shares subject to outstanding and future Options and Restricted Stock Awards will be made by the Committee for stock splits, stock dividends, recapitalizations, reorganizations, mergers, acquisitions, etc.

  Shares of Common Stock which are issued as Restricted Stock Awards, and Options to purchase Common Stock granted under the Plan, reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are issued as Restricted Stock Awards, but later forfeited, will not be available for reissuance under the Plan. In the event that any Option granted under the Plan lapses or otherwise terminates prior to being fully exercised, any shares of stock allocable to the unexercised portion of such grant will again be available for future Restricted Stock Awards or grants of Options under the Plan.

AMENDMENT AND TERMINATION OF THE PLAN

  In general, the Board may amend or terminate the Plan without shareholder approval (unless shareholder approval is required by law). However, no amendment may be made more than once every six months, other than to comply with changes in applicable law or regulation. In no event may the dollar value of the annual Restricted Stock Award be increased from $12,500 to more than $25,000 per Non-Employee Director, nor may the Annual Amount for Options be increased to more than 1,000 shares of Common Stock per Non-Employee Director. Any amendment or modification to the Plan may not affect any Restricted Stock Award or Option previously granted.

  Unless sooner terminated by the Board, the Plan terminates ten years after the date the Plan is approved by shareholders. No Options or Restricted Stock Awards may be granted after termination of the Plan.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the federal income tax consequences to the Non-Employee Directors and the Company.

  Restricted Stock--Unless an election is made under Section 83(b) of the Internal Revenue Code, Non-Employee Directors who receive Restricted Stock Awards will recognize taxable income as of the date on which the restrictions on the Common Stock lapse in the amount of the fair market value of the stock at that time. Non-Employee Directors may elect under Section 83(b) of the Code to report as taxable income in the year of the Restricted Stock Award an amount of ordinary income equal to the Common Stock's fair market value at that time. If such an election is made, the electing Non-Employee Director is not required thereafter to report any further compensation income upon becoming vested in the stock covered by the election.

  The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the Non-Employee Director. Dividends paid on Common Stock awarded under the Plan are generally treated as additional compensation before the restrictions lapse, but are treated as true dividends after the restrictions lapse (or after a Section 83(b) election). Dividends are not deductible by the Company.

  If a Non-Employee Director forfeits Common Stock received pursuant to a Restricted Stock Award, and no Section 83(b) election has been made, he or she will not recognize any income or loss. In addition, if an Non-Employee Director forfeits Common Stock for which a Section 83(b) election has been made, no loss or deduction is allowed with respect to the amount previously included in income as a result of the Section 83(b) election.

  Non-Employee Directors will recognize gain or loss upon the disposition of their stock equal to the difference between (1) the amount realized on such disposition and (2) the ordinary income recognized with respect to their stock under the principles set forth above. That gain or loss will be recognized as long or short term capital gain or loss depending on whether the stock was held for at least one year.

  Stock Options--Generally, a Non-Employee Director will recognize no taxable income as the result of the grant of an Option. Upon exercise of an Option, a Non-Employee Director will normally recognize ordinary compensation income for federal tax purposes equal to the excess of the then fair market value of the shares over the exercise price. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the Non-Employee Director.

  Upon a sale of shares acquired pursuant to the exercise of an Option, any difference between the sale price and the fair market value of the shares on the date of exercise will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than twelve months.

VOTE REQUIRED

  Approval of the adoption of the Plan requires the affirmative vote of the holders of a majority of the voting power represented at the Annual Meeting. For this purpose, abstentions from voting will have the same effect as a vote against the proposal, while broker non-votes will be disregarded and have no effect on the outcome of the vote on the proposal.

  The following table illustrates the benefits that would be received in 1994 by the Non-Employee Directors pursuant to the Restricted Stock Awards under the Plan, assuming the stock value set forth in the footnote. No officer or employee will receive any benefits under the Plan.

                                                            RESTRICTED SHARES OF
                                                              STOCK     COMMON
      NAME                                                  AWARD ($)  STOCK(1)
      ----                                                  ---------- ---------
      Per Director.........................................  $ 12,500      529
      All Non-Employee Directors...........................  $137,500    5,819

- --------

(1) There are currently 11 Non-Employee Directors who will be eligible to receive benefits under the Plan. The number of shares of Common Stock granted to each Non-Employee Director pursuant to a Restricted Stock Award will be determined by dividing $12,500 by the fair market value of the Company's Common Stock. The fair market value is deemed to be the composite closing price for such Common Stock on the New York Stock Exchange on the date of grant. The fair market value of the Common Stock on December 31, 1993 was $23.625 per share, and that value was used for determining the number of shares of Common Stock in the above table.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADOPTION OF THE EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

                 --------------------------------------------

                            APPOINTMENT OF AUDITORS

  At last year's annual meeting, shareholders approved the appointment of Arthur Andersen & Co. as independent public accountants to audit the consolidated financial statements of the Company for the year ended December 31, 1993. The Board recommends that shareholders vote in favor of the reappointment of Arthur Andersen & Co. as the Company's Independent auditors for the year ending December 31, 1994. A representative of the firm will be present at the Annual Meeting of Shareholders with the opportunity to make a statement if he or she desires to do so and to respond to questions from shareholders.

  The Company has been informed by Arthur Andersen & Co. that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates.

                 --------------------------------------------

                           SHAREHOLDER PROPOSAL NO. 1

  A shareholder proponent has stated his intention to present the following proposal at the 1994 Annual Meeting. The proposal and supporting statement, for which the Board of Directors and Company accept no responsibility, are set forth below. The Board opposes this proposal for the reasons stated after such proposal.

  John F. (Jack) Boyle, of 4124 Nichandros Street, Castro Valley, California, the owner of 2,000 shares of the Company's Common Stock, has submitted the following resolution for vote by the shareholders.

  BE IT RESOLVED: That the stockholders of Consolidated Freightways, Inc. (CF) urge that the Board of Directors take the necessary steps to declassify the Board of Directors for the purpose of director elections, which shall be done in a manner that does not affect the unexpired terms of directors previously elected.

PROPONENT'S SUPPORTING STATEMENT

  Staggered board terms don't serve the best interests of CF and its shareholders.

  The Board of CF is divided into three classes serving staggered three-year terms. This means that it would take three years and three separate votes for shareholders to replace the whole board.

  CF's stated purpose is to provide continuity and prevent manipulative takeovers. But a staggered board is unnecessary since as a Delaware company, state law provides ample protection from hostile bidders. "Providing continuity" really means shareholders can't hold directors accountable in annual elections.

  Only 52.85% of the shareholders supported management's classified board proposal in 1985, a slim margin reflecting shareholder concern about management entrenchment. Events have borne this out:

  . The board learned of possible insider trading involving the chief executive officer, other CF employees and a securities firm. The Board filed a lawsuit, which stated,

     CF alleges that defendant . . . and others have conspired and are continuing to conspire to obtain and trade on inside information from CF.

     CF has taken the deposition of Defendant and others. The information discovered during those depositions supports its allegations . . .

   In 1992 the court ruled that the board brought the suit to the wrong forum. Rather than bringing it to the proper forum, the Company did nothing.

  . The company's own chairman sold 32,500 shares of CF stock at $36.75 a share, a value of $1,194,375.00 days before the announced takeover of Emery in February 1989. Following the takeover, CF stock slid by more than 50%.

  . In 1993, the board approved an incentive plan for its Emery division diverting most Emery profits to a management bonus pool. But the board failed to disclose this plan until months after company executives openly trumpeted Emery's newfound profitability. Many investors purchased CF stock during this period of optimistic reports. When the plan was disclosed publicly, CF stock value declined by nearly 20%, or more than $113 million in market value.

  . The Board's management of Emery and its important Express Mail contract with the U.S. Postal Service remains troubled. The U.S. Justice Department opened a fraud probe. Congress asked its General Accounting Office to review the big government contract settled outside the normal open-bidding process. The USPS also required a remedial ethics policy special for Emery.

  . Between 1990 and 1992 the Board oversaw an increase in executive compensation to the top five executives of 76% even though the stock declined by nearly 30%.

  Generally, shareholders have grown hostile to classified boards, rejecting three of the four management proposals to classify a board in 1992, and overturning a staggered board at Martin Marietta in 1993, according to the Investor Responsibility Research Center.

  For the reasons outlined above, you are encouraged to vote FOR this proposal.

  YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

  This advisory proposal is sponsored by an employee of a Company subsidiary who is a member of the International Brotherhood of Teamsters. It is virtually identical to a proposal sponsored at the Company's 1993 Annual Meeting by another member of the Teamsters Union. Despite an active solicitation conducted and financed by the Teamsters in favor of last year's proposal, the Company's shareholders defeated that proposal by a substantial margin.

  The Company believes that this proposal, together with the proposal on page 28 of this proxy statement sponsored by another member of the Teamsters Union, is made in furtherance of the Teamsters' continuing efforts to harass and pressure the Company and its subsidiaries in connection with various labor-management matters. For example, The Journal of Commerce reported on November 30, 1993: "Seeking to flex their muscles prior to critical contract negotiations, Teamsters union activists are working to place shareholder resolutions on ballots of the three largest unionized trucking companies for consideration at their annual meetings next April." The Company and two other corporations, whose subsidiaries are currently in joint contract negotiations with the Teamsters Union, are the identified targets of these proposals.

  The Company believes that shareholders' support of this proposal will encourage and prolong the eighteen month-old effort by the Teamsters to use corporate governance and other corporate campaign tactics to harass and pressure the Company or its subsidiaries into entering into labor agreements that are contrary to the interest of the Company's shareholders.

  The proponent's supporting statement appears designed to attack the Company and its management, rather than address the issue of a classified Board on its merits. While the Company believes that the proponent's supporting statement is replete with inaccurate statements and inferences, we see no productive purpose in using this proxy statement to respond to these allegations. Instead, we will address the issue of a classified Board on its merits.

  We believe the proposal is not in the best interests of the Company or its shareholders for a number of reasons.

  In 1985, the Company's shareholders considered and approved an amendment to the Company's Certificate of Incorporation to provide for the classification of the Board of Directors into three equal or nearly equal classes, each to serve for terms of three years, with one class being elected each year.

  The Board of Directors firmly believes that classification gives the Board a greater continuity of experience, since at any one time approximately one third of the Board will be in its third year of service. In addition, the Board of Directors believes that a classified Board serves as an obstacle to any sudden and disruptive attempts to obtain control of the Company. For example, throughout the 1980s there were a number of attempts by various individuals and entities to acquire significant minority positions in certain companies with the intent of obtaining actual control of the companies by electing their own slate of directors, or of achieving some other goal, such as the repurchase of their shares at a premium, by threatening to obtain such control. These insurgents often threaten to elect a company's entire board of directors through a proxy contest or otherwise, even though they do not own a majority of the company's outstanding shares entitled to vote. The Company's classified Board may discourage such purchases because its provisions operate to delay the purchaser's ability to obtain control of the Board in a relatively short period of time. The delay arises because, at a minimum, two successive annual meetings are required in order to elect a majority of the Board of Directors. For this reason, a person seeking to acquire control of the Company also is encouraged to initiate such action through arm's length negotiations with management and the Board of Directors, who are in a position to negotiate a transaction that is fair to all of the Company's shareholders.

  For these reasons, approximately half of the Fortune 500 companies provide for the staggered election of directors. Statistics compiled by the Investor Responsibility Research Center, Inc. show that shareholders of public companies have supported the use of classified boards by a substantial margin.

  Approval of this advisory proposal requires the favorable vote of the holders of a majority of the voting power represented at the meeting. If approved, the proposal would serve as a recommendation to the Board of Directors to take the necessary steps to eliminate the classified Board. Such steps would require the repeal of the classified board provision in the Company's Certificate of Incorporation, which would require approval by the Board of Directors and, in accordance with the terms of the Certificate of Incorporation approved by the Company's shareholders in 1985, the favorable vote, at a future shareholders' meeting, of the holders of at least 80% of the then-outstanding shares of voting stock of the Company.

  As stated above, the Company's shareholders last year considered a virtually identical proposal, and voted against it by a substantial margin.

  THE BOARD OF DIRECTORS BELIEVES IT IS IN THE INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS TO REJECT THE PROPOSAL AND RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

                           SHAREHOLDER PROPOSAL NO. 2

  The Company has been advised that Larry E. Ellison, who also is an employee of a Company subsidiary and a member of the Teamsters Union, intends to submit the following proposal for a vote at the meeting:

  RESOLVED: That the Board of Directors take the necessary steps to remove the by-law requirement that 80% of the outstanding shares must be voted to change the structure of the Board.

  YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

  The Company believes that this proposal, like the proposal on pages 26-27 of this proxy statement, is made in furtherance of the Teamsters' continuing efforts to harass and pressure the Company and its subsidiaries in connection with various labor-management matters. In this regard, we refer to the quote from The Journal of Commerce cited on page 27 of this proxy statement. The Company believes that shareholder support of this proposal will only encourage and prolong the eighteen month-old effort by the Teamsters to use corporate governance and other corporate campaign tactics to harass and pressure the Company or its subsidiaries into entering into labor agreements that are contrary to the interests of the Company's shareholders.

  We believe that the proposal is not in the best interests of the Company or its shareholders.

  In 1985, the Company's shareholders considered and approved an amendment to the Company's Certificate of Incorporation which classified the Board of Directors and provided that the classified Board provision could not be modified or repealed without the favorable vote, at a shareholders' meeting, of at least 80% of the then-outstanding shares of voting stock of the Company. The Company believes that the 80% vote requirement was approved by shareholders in order to ensure that the benefits recognized by shareholders in voting for the classification of the Board could not be eliminated unless the holders of at least 80% of the then-outstanding shares thought it was beneficial to do so.

  It appears that this proposal is intended to be a proposed amendment to a provision in the Company's By-laws. Such By-law amendment requires the favorable vote of the holders of at least 80% of the then-outstanding shares of voting stock of the Company. In light of the provisions in the Company's Certificate of Incorporation discussed above, even if this By-law amendment is approved, the Board is not empowered to declassify the Board, make other changes in the structure of the Board as provided for in the Certificate of Incorporation or eliminate the 80% vote requirement, without an amendment to the Certificate of Incorporation. Such an amendment to the Certificate of Incorporation would require the favorable vote, at a future shareholders' meeting, of the holders of at least 80% of the then-outstanding shares of voting stock of the Company. In addition, under applicable provisions of Delaware law (the Company's state of incorporation), shareholders cannot amend the Certificate of Incorporation unless such proposed amendment is first approved by the Company's Board of Directors.

  THE BOARD OF DIRECTORS BELIEVES IT IS IN THE INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS TO REJECT THE PROPOSAL AND RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

                 --------------------------------------------

                             PRINCIPAL SHAREHOLDERS

  According to information furnished to the Company as of December 31, 1993, the only persons known to the Company to own beneficially an interest in 5% or more of the shares of Common Stock or Series B Preferred Stock are as follows:


                                                 AMOUNT AND NATURE OF  PERCENT
        NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP  OF CLASS
        ------------------------------------    ---------------------- --------
      T. Rowe Price Associates, Inc.                8,590 Common(1)      0.02%
       And T. Rowe Price Trust Company.........   843,382 Preferred(1)    8.7%
       100 East Pratt Street
       Baltimore, MD 21202
      FMR Corp................................. 2,010,213 Common(2)      5.63%
       82 Devonshire Street
       Boston, MA 02109
      The Capital Group, Inc................... 1,967,360 Common(3)      5.45%
       333 South Hope Street
       Los Angeles, CA 90071
      State of Wisconsin Investment Board...... 3,348,600 Common(4)      9.38%
       P.O. Box 7842
       Madison, WI 53707

- --------
(1) T. Rowe Price Associates, Inc. ("Price Associates") has sole voting power over 6,800 shares, shared voting power over 4,385,586 shares, sole dispositive power over 8,590 shares and shared dispositive power over 4,385,586 shares. T. Rowe Price Trust Company, the trustee under the Company's Thrift and Stock Plan ("Trust Company"), has sole voting power over 0 shares, shared voting power over 4,385,586 shares, sole dispositive power over 0 shares and shared dispositive power over 4,385,536 shares.

    These holdings include 8,590 shares of Common Stock and 843,382 shares of Preferred Stock (which Preferred Stock is held pursuant to the Consolidated Freightways, Inc. Thrift and Stock Plan). Each record share of Preferred Stock has the right to 5.2 noncumulative votes on each matter submitted to the meeting. The Preferred Stock is convertible at the trustee's option under certain circumstances into four shares of Common Stock for each share of Preferred Stock. On a fully converted basis, these holdings represent 8.7% of the Common Stock and 11.00% of the voting power.

    Price Associates serves as investment adviser with shared power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates and the Trust Company are deemed to be beneficial owners of the Common Stock and Preferred

  Stock which has not been allocated to participant's accounts under the Thrift and Stock Plan. However, Price Associates and the Trust Company expressly disclaim that they are, in fact, the beneficial owners of such securities.
(2) FMR Corp., through its subsidiary Fidelity Management & Research Company, has sole voting power over 0 shares, shared voting power over 0 shares, sole dispositive power over 2,010,213 shares and shared dispositive power over 0 shares. FMR Corp., through its subsidiary Fidelity Management Trust Company, has sole voting power over 59,668 shares and shared voting power, sole dispositive power and shared dispositive power over 0 shares. According to its most recent Schedule 13G, FMR Corp. also holds 1,096,900 Depositary Shares, each representing one-tenth of a share of Series C Conversion Preferred Stock. Each Depository Share will automatically convert into one share of Common Stock, plus unpaid dividends in the form of cash or additional common stock, on March 15, 1995 or earlier at the option of the Company.

(3) The Capital Group, Inc., through its subsidiaries, has sole voting power over 221,030 shares, shared voting power over 0 shares, sole dispositive power over 1,967,360 shares and shared dispositive power over 0 shares. Certain operating subsidiaries of the Capital Group, Inc., exercised investment discretion over various institutional accounts which held as of December 31, 1993, 1,967,360 shares of Common Stock. Capital Guardian Trust Company, a bank, and one of such operating companies, exercised investment discretion over 429,360 of such shares. Capital Research and Management Company and Capital International, Inc., registered investment advisers, had investment discretion with respect to 1,453,000 and 85,000, respectively, of such shares.
(4) State of Wisconsin Investment Board has sole voting power over 3,348,600 shares, shared voting power over 0 shares, sole dispositive power over 3,348,600 shares and shared dispositive power over 0 shares.

                        COMPLIANCE WITH THE EXCHANGE ACT

  The Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. The rules also require executive officers and directors to file annual reports with the Commission disclosing (1) any exempt transactions which occurred during the last fiscal year that were not previously reported and (2) any currently reportable transactions for which executive officers and directors should have made filings (but did not) for the last two years.

  By Commission regulation, they are also required to furnish the Company with copies of all such filings. Based solely on its review of the copies of filings received, and/or written representations made, the Company believes that all filing requirements applicable to its executive officers, directors, and greater than ten percent beneficial owners were complied with in 1993.

                 --------------------------------------------

                               CERTAIN LITIGATION

  On January 31, 1994, Timothy J. Buban, an individual who is an employee of a Company subsidiary and a member of the International Brotherhood of Teamsters (the "IBT"), filed a purported class action in the United States District Court for the Northern District of California in which Raymond F. O'Brien, the Company's Chairman of the Board, and an executive with a Company subsidiary, were named defendants. On March 10, 1994, the plaintiff dismissed the executive of the Company's subsidiary from the action. The complaint alleges that the defendant violated Rules 10b-5 and 14e-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is liable under Section 20A of the Exchange Act, in connection with sales of shares of the Company's Common Stock in early February 1989, prior to the time the Company entered into and publicly announced an agreement to acquire Emery Air Freight Corporation. The class action is asserted on behalf of persons who purchased the Company's Common Stock between February 3, 1989 and February 10, 1989. The Company is not a party to the lawsuit. The plaintiff alleges that he purchased
2.84 shares of the Company's Common Stock for a total of $100 on February 9, 1989. The defendant has advised the Company that he believes the allegations are entirely without merit and that he intends to defend against these allegations vigorously. The defendant also has advised the Company that he believes this lawsuit is part of the continuing corporate campaign being waged against the Company and its management by the IBT for the purpose of harassing and pressuring the Company and its subsidiaries in connection with various labor-management matters. The defendant intends to file a motion to dismiss the Complaint in the near future.

                 --------------------------------------------

                          FUTURE SHAREHOLDER PROPOSALS

  Proposals of shareholders intended to be presented at the Company's 1995 Annual Meeting of Shareholders must be received by the Company by November 18, 1994, for inclusion in the proxy statement and form of proxy relating to that meeting.

                 --------------------------------------------

                                 OTHER MATTERS

  The Company will furnish to interested shareholders, free of charge, a copy of its 1993 Annual Report to the Securities and Exchange Commission on Form 10-
K. The report will be available for mailing after April 11, 1994. Please direct your written request to the Corporate Secretary, Consolidated Freightways, Inc., 3240 Hillview Avenue, Palo Alto, CA 94304.


  Your Board knows of no other business that will come before the meeting, except that the Company has been informed that a shareholder intends to present a proposal relating to confidential voting that was excluded from this proxy statement in accordance with the applicable provisions of Rule 14a-8 of the Securities Exchange Act of 1934. If such proposal is properly brought before the meeting, it is intended that the proxy holders will use their discretionary authority to vote the proxies against such proposal. If any other matters are properly brought before the meeting, it is intended that the proxies will be voted in accordance with the best judgment of the proxy holders.

                 --------------------------------------------

  The expense of proxy solicitation will be borne by the Company. The solicitation is being made by mail and may also be made by telephone, telegraph, facsimile, or personally by directors, officers, and regular employees of the Company who will receive no extra compensation for their services. In addition, the Company has engaged the services of Georgeson & Company, Inc., New York, New York, to assist in the solicitation of proxies at a fee of $7,500, plus expenses. The Company has also engaged Chemical Bank to act as inspector of elections. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of the Company's voting stock.

  YOU ARE RESPECTFULLY REQUESTED TO EXERCISE YOUR RIGHT TO VOTE BY SIGNING AND DATING THE ENCLOSED WHITE PROXY AND RETURNING IT IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          MARYLA R. BOONSTOPPEL
                                          Vice President and Secretary

March 18, 1994

                                   APPENDIX A

                         CONSOLIDATED FREIGHTWAYS, INC.
                             EQUITY INCENTIVE PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                                   SECTION 1

                                  INTRODUCTION

  1.1 Establishment. Consolidated Freightways, Inc., a Delaware corporation (the "Company"), hereby establishes the Consolidated Freightways, Inc. Equity Incentive Plan for Non-Employee Directors (the "Plan") for those directors ("Directors") of the Company who are neither officers nor employees of the Company. The Plan provides for the grant of restricted stock awards and stock options to Directors of the Company.

  1.2 Purposes. The purposes of the Plan are to encourage the Directors to own shares of the Company's stock and thereby to align their interests more closely with the interests of the other stockholders of the Company, to encourage the highest level of Director performance by providing the Directors with a direct interest in the Company's attainment of its financial goals, and to provide a financial incentive that will help attract and retain the most qualified Directors.

  1.3 Effective Date. The Effective Date of the Plan (the "Effective Date") shall be the date the Plan is approved by stockholders of the Company. This Plan and each award granted hereunder is conditioned on approval of the Plan by the Company's stockholders at the 1994 Annual Meeting of Stockholders in accordance with the requirements of Rule 16b-3 and the NYSE (as defined below).

                                   SECTION 2

                                  DEFINITIONS

  2.1 Definitions. The following terms shall have the meanings set forth below:

    (a) "Board" means the Board of Directors of the Company.

    (b) "Committee" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. The Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "1934 Act"). Members of the Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board.

    (c) "Director" means a member of the Board who is neither an officer nor an employee of the Company. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Internal Revenue Code, and an officer is an individual elected or appointed by the Board or chosen in such other manner as may be prescribed in the bylaws of the Company to serve as such.

    (d) "Fair Market Value" means the closing price of the Stock as reported on The New York Stock Exchange ("NYSE") Composite Tape on a particular date. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions on the NYSE. If the Stock is not listed on the NYSE at the time of an award, the Fair Market Value of the Stock on the particular date shall be as determined by the Committee using a reference comparable to the NYSE, such as the National Market System of the National Association of Securities Dealers Automated Quotation System or such other exchange or automated quotation system on which the Stock is then traded.

    (e) "Internal Revenue Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

    (f) "Option" means an option to purchase Stock granted to a Director pursuant to Section 7 hereof that is subject to certain restrictions imposed in accordance with the provisions of the Plan.

    (g) "Restricted Stock Award" means an award of Stock granted to a Director pursuant to Section 6 hereof that is subject to certain restrictions imposed in accordance with the provisions of the Plan.

    (h) "Stock" means the Common Stock, $0.625 par value, of the Company.

  2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                                   SECTION 3

                              PLAN ADMINISTRATION

  The Committee shall be responsible for the administration of the Plan. However, subject to the ability of the Board to amend the Plan pursuant to
Section 10 hereof, the Committee shall have no authority, discretion or power to select the Directors who will receive Restricted Stock Awards or Options, determine the Restricted Stock Awards or Options to be granted pursuant to the Plan, the number of shares of Stock to be issued thereunder or the time at which such Restricted Stock Awards or Options are to be granted (subject in each case to Section 7 hereof), establish the duration and nature of Restricted Stock Awards or Options or alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan. Subject to the foregoing limitations, the Committee, by majority action thereof, is authorized to interpret the Plan, prescribe, amend and rescind rules and regulations relating to the Plan, provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

                                   SECTION 4

                           STOCK SUBJECT TO THE PLAN

  4.1 Number of Shares. One Hundred Fifty Thousand (150,000) shares of Stock are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. This authorization may be increased from time to time by approval of the Board and by the stockholders of the Company if, in the opinion of counsel for the Company, such stockholder approval is required. Shares of Stock which are issued as Restricted Stock Awards shall be applied to reduce the maximum number of shares of Stock remaining available for use under the Plan. In the event that any Option grant hereunder lapses or otherwise terminates prior to being fully exercised, any shares of Stock allocable to the unexercised portion of such grant shall again be available for future Restricted Stock Awards or grants of Options under the Plan. The Company shall at all times during the term of the Plan retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

  4.2 Effect of Forfeitures and Terminations on Shares Available. Any shares of Stock that are subject to a Restricted Stock Award and which are forfeited shall not be available for reissuance under the Plan. In the event that any Option grant hereunder terminates prior to being fully exercised, the shares of Stock underlying the unexercised portion of such Option shall again be available for Restricted Stock Awards or grants of Options under the Plan.

  4.3 Adjustment Provisions.

  (a) If:

    (i) any recapitalization, reclassification, spin-off, split-up or consolidation of Stock is effected;

    (ii) the outstanding shares of Stock are exchanged, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation;

    (iii) new, different or additional shares or other securities of the Company or of another company are received by the holders of Stock; or

    (iv) any distribution is made to the holders of Stock other than a cash dividend;

  Then the appropriate adjustments will be made to:

    (i) the number and class of shares or other securities that may be issued or transferred pursuant to outstanding Options or Restricted Stock Awards;

    (ii) the number and class of shares or other securities available for issuance under the Plan; and

    (iii) the purchase price to be paid per share under outstanding Options.

  (b) Upon the dissolution or liquidation of the Company, the Plan shall terminate, and, except as otherwise provided herein, all Options previously granted shall terminate on the date of such dissolution or liquidation of the Company; provided that a Director shall have the right to exercise any Option held by him (either before or during the Option Period) immediately prior to such dissolution or liquidation to the full extent not theretofore exercised.

  (c) Adjustments under subparagraph (a) of this Section 4.3 shall be made according to the sole discretion of the Committee, and its decision shall be binding and conclusive, subject to any legally required approval of the Board of Directors or of any other entity.

  (d) Except as provided in subparagraphs (a) and (b) of this Section 4.3, the issuance by the Company of shares of capital stock of any class, or securities convertible into shares of capital stock of any class shall not affect Options or Restricted Stock Awards hereunder.

  4.4 Dividend Payable in Stock of Another Corporation, etc. If the Company shall at any time pay or make any dividend or other distribution upon the Stock payable in securities or other property (except money), a proportionate part of such securities or other property shall be set aside and delivered to any Director then holding a Restricted Stock Award upon lapse of all restrictions applicable to such Restricted Stock Award. Prior to the time that any such securities or other property are delivered to a Director in accordance with the foregoing, the Director shall, subject to the same forfeiture provisions applicable to the Restricted Stock Award to which such securities or other property relates, be the owner of such securities or other property and shall have the right to vote the securities, receive any dividends payable on such securities and in all other respects shall be treated as the owner. If securities or other property which have been set aside by the Company in accordance with this Section are not delivered to a Director because restrictions applicable to such Restricted Stock Award do not lapse and such Stock is forfeited, then such securities or other property shall be forfeited to the Company and shall be dealt with by the Company as it shall determine in its sole discretion.

  4.5 Rights to Subscribe. If the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be reserved with respect to the shares then outstanding pursuant to any Restricted Stock Award the Stock or other securities which the Director would have been entitled to subscribe for if immediately prior to such grant the restrictions applicable to such Restricted Stock Award had lapsed. Upon the lapse of all restrictions applicable to Stock held pursuant to a Restricted Stock Award the Director shall be provided the opportunity to subscribe for the additional shares or other securities issuable with respect to such shares of Stock.

  4.6 General Adjustment Rules. No adjustment or substitution provided for in this Section 4 shall require the Company to issue a fractional share of Stock, and the total substitution or adjustment with respect to each Restricted Stock Award shall be limited by deleting any fractional share. In the case of any such substitution or adjustment appropriate adjustments shall be made to Restricted Stock Awards to reflect any such substitution or adjustment.

  4.7 Determination by the Committee, etc. Adjustments under this Section 4 shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

                                   SECTION 5

                                 PARTICIPATION

  Each Director shall receive Options or Restricted Stock Awards on the terms and conditions set forth under the Plan. Each Director shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.


                                   SECTION 6

                            RESTRICTED STOCK AWARDS

  6.1 Initial Restricted Stock Awards. Upon the Effective Date of the Plan, each Director who is then a member of the Board shall receive a Restricted Stock Award having a value, as determined pursuant to Section 6.3 below, of $12,500. Thereafter any person first appointed or elected to the Board who qualifies as a Director immediately following such appointment or election, shall receive a Restricted Stock Award, as of the date of such election or appointment having a value determined pursuant to Section 6.3 below, of $12,500. Grants pursuant to this Section 6.1 are referred to in this Plan as "Initial Restricted Stock Awards."

  6.2 Subsequent Restricted Stock Awards. Beginning January 1, 1995, and on each January 1 thereafter, each Director who is a Director on that date, shall receive a Restricted Stock Award as of that date (a "Subsequent Restricted Stock Award") having a value, determined pursuant to Section 6.3 below, of $12,500.

  6.3 Date of Grant, Number of Shares. The Initial Restricted Stock Award shall be made, as applicable, on (i) the Effective Date or (ii) the date after the Effective Date that a Director is first elected or appointed as a member of the Board. Subsequent Restricted Stock Awards shall be made on January 1 of each year, beginning January 1, 1995. The total number of shares of Stock included in each such Restricted Stock Award shall be determined by dividing $12,500 by the Fair Market Value of a share of Stock on the date of grant. In no event shall the Company be required to issue fractional shares. Whenever under the terms of this Section 6 a fractional share of Stock would otherwise be required to be issued, an amount in lieu thereof shall be paid in cash based upon the Fair Market Value of such fractional share.

  6.4 Retention of Award, Termination. If after an Initial Restricted Stock Award or Subsequent Restricted Stock Award, a Director voluntarily resigns or is removed for cause as a Board member before completion of the fifth anniversary of the date of the grant of such Restricted Stock Award, the shares of Stock granted pursuant to such Restricted Stock Award shall be forfeited.

  6.5 Restrictions. Except as otherwise provided in the Plan, shares of Stock received pursuant to a Restricted Stock Award may not be sold, assigned, pledged, hypothecated, transferred or otherwise disposed of until the restrictions applicable to such Stock have lapsed pursuant to Section 6.6.

  6.6 Lapse of Restrictions. Restrictions on Stock covered by a Restricted Stock Award shall lapse upon the fifth anniversary of the date of grant of the Restricted Stock Award. In addition, all restrictions on Stock covered by a Restricted Stock Award shall lapse upon any of the following events:

    (a) Upon the termination of a Director's service as a Board member as a result of death, disability, retirement at normal retirement age for directors, failure to be nominated for election as a director or failure to be elected by stockholders as a Board member;

    (b) In the event that the Company is merged or consolidated with another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding Stock), or if all or substantially all of the assets or more than 50% of the outstanding Stock of the Company is acquired by any other corporation, business entity or person (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company), or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company; or

    (c) In the event of a change of control of the Company. For purposes of the Plan, a "change of control" shall be deemed to have occurred if during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof.

  6.7 Privileges of a Stockholder. A Director shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this Section 6.

  6.8 Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions imposed in the Plan and, in addition, may in its sole discretion require one or more of the following methods of enforcing such restrictions:

    (a) Requiring the Director to keep the Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

    (b) Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

                                   SECTION 7

                                 OPTION GRANTS

  7.1 Authorizing Date. The Option grant provisions of the Plan shall not become operative until that date after the Effective Date on which the Committee adopts a resolution stating (i) that the Option grant provisions are thereafter in effect ("Authorizing Date") and (ii) the number of shares of Stock to be subject to each annual Option grant hereunder ("Annual Amount").

  7.2 Initial Option Grants; Subsequent Option Grants. An option to purchase the Annual Amount of shares of Stock shall be granted ("Initial Option Grant")
(i) on January 1 of the first year which begins at least six months after the Authorizing Date to each person who is a Director on such grant date and (ii) to other Directors elected or appointed to the Board after such January 1 date on the date each first becomes a Director of the Company. Thereafter, on January 1 of each year, each Director who is a Director on that date shall be granted an Option to purchase the Annual Amount of shares of Stock ("Subsequent Option Grant").

  7.3 Exercise Price for Options. The exercise price per share of Stock covered by each Option shall be the Fair Market Value of the Stock on the date the Option is granted. The exercise price of an Option granted under the Plan shall be subject to adjustment to the extent provided in Section 4.3 hereof.

  7.4 Terms and Conditions of Options. Each Option granted pursuant to the Plan shall be evidenced by a written stock option agreement executed by the Company and the Director to whom such Option is granted. The stock option agreement may contain such other terms, provisions and conditions as may be determined by the Committee and not inconsistent with the Plan. Each Option granted under the Plan shall vest and become exercisable as to 1/12 of the shares covered thereby on a monthly basis such that the option will be fully exercisable one year after its date of grant.

  7.5 Assignability of Options. Each Option granted pursuant to the Plan shall, during the Director's lifetime, be exercisable only by the Director, and the Option shall not be transferable by the Director by operation of law or otherwise other than by will or the laws of descent and distribution.

  7.6 Payment upon Exercise. Payment of the exercise price upon exercise of any Option granted under the Plan shall be made in whole or in part with cash or cash equivalents (including personal checks).

                                   SECTION 8

                              RIGHTS OF DIRECTORS

  Nothing contained in the Plan or in any Option or Restricted Stock Award granted under the Plan shall interfere with or limit in any way the right of the stockholders of the Company to remove any Director from the Board pursuant to the Certificate of Incorporation or bylaws of the Company, nor confer upon any Director any right to continue in the service of the Company.

                                   SECTION 9

                              GENERAL RESTRICTIONS

  9.1 Investment Representations. The Company may require any Director to whom an Option or Restricted Stock Award is granted, as a condition of receiving such Option or Restricted Stock Award or exercising an Option, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Option or Stock subject to the Restricted Stock Award or Option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws.

  9.2 Compliance with Securities Laws. Each Option or Restricted Stock Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option or Restricted Stock Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of shares thereunder, such Restricted Stock Award or Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

  9.3 Taxes. Each Director shall make appropriate arrangements for the satisfaction of any applicable federal, state or local income or other tax withholding requirements applicable to any Restricted Stock Award or Option granted hereunder. In addition, each Director shall provide the Company with a copy of any election which such Director may make under Section 83(b) of the Code with respect to a Restricted Stock Award.

                                   SECTION 10

                  PLAN AMENDMENT, MODIFICATION AND TERMINATION

  The Board may at any time terminate and from time to time may amend or modify the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable and, provided further that (i) no amendment or modification shall be made more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employment Retirement Income Security Act, or the rules promulgated thereunder, (ii) in no event shall the dollar value under
Section 6 be increased from $12,500 to more than $25,000, and (iii) in no event will the Annual Amount under Section 7 be increased to more than 1,000 shares of Stock per Director.

  No amendment, modification or termination of the Plan shall in any manner adversely affect any Options or Restricted Stock Awards theretofore granted under the Plan without the consent of the Director holding such Options or Restricted Stock Awards.

                                   SECTION 11

                              REQUIREMENTS OF LAW

  11.1 Requirements of Law. The issuance of stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

  11.2 Federal Securities Law Requirements. Awards granted hereunder shall be subject to all conditions required under Rule 16b-3 to qualify the Option or Restricted Stock Award for any exception from the provisions of Section 16(b) of the 1934 Act available under that Rule. Such conditions shall be set forth in the agreement with the Director which describes the Option or Restricted Stock Award.

  11.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of California.

                                   SECTION 12

                              DURATION OF THE PLAN

  The Plan shall terminate ten years after the date the Plan is approved by stockholders of the Company or at such earlier time as may be determined by the Board, and no Options or Restricted Stock Awards shall be granted after such termination.

Appendix Index

Consolidated Freightways, Inc.
1994 Proxy Statement                Description of
Page reference                      omitted graphics

3                                   Photo of Robert Albert
3                                   Photo of Robert Jaunich II
4                                   Photo of Raymond F. O'Brien
4                                   Photo of Robert P. Wayman
5                                   Photo of John C. Bolinger
5                                   Photo of Donald E. Moffitt
6                                   Photo of Ronald E. Poelman
6                                   Photo of Robert D. Rogers
7                                   Photo of Earl F. Cheit
7                                   Photo of G. Robert Evans
8                                   Photo of Gerhard E. Liener
8                                   Photo of Richard B. Madden
9                                   Photo of John S. Perkins

LOGO

                                                                  March 18, 1994

Dear Fellow Employee:

  Enclosed is proxy material for the Consolidated Freightways, Inc. Annual Meeting of Shareholders to be held on April 25, 1994. This material is being sent to you as a participant in the Consolidated Freightways, Inc. Common Stock Fund and includes (1) the Company's 1994 Proxy Statement, (2) a card to instruct Boston Safe Deposit and Trust Company, the Fund trustee, as to how you wish the shares of Consolidated Freightways, Inc. credited to your account to be voted, and (3) an envelope to send your instruction card to First Chicago Trust Company of New York, the Company's stock transfer agent. A copy of our 1993 Annual Report is being sent to you under separate cover.

  In order to vote the shares credited to your account, you must complete and return the enclosed instruction card giving the trustee specific voting instructions. If you wish, you may sign and return the card without giving specific voting instructions in which case your shares will be voted as recommended by the Consolidated Freightways, Inc. Board of Directors. Under the rules of the Plan, the trustee votes any shares credited to your account for which it does not receive a signed card in the same manner and proportion as the shares of stock for which it does receive a valid instruction card.

  Your instruction card must be returned directly to First Chicago Trust Company of New York, the Company's stock transfer agent. It will be treated confidentially by the transfer agent and the trustee.

  THE EXERCISE OF SHAREHOLDER VOTING RIGHTS IS A VERY IMPORTANT FEATURE OF THE COMMON STOCK FUND BECAUSE IT ALLOWS YOU TO PARTICIPATE DIRECTLY IN THE AFFAIRS OF THE COMPANY. WE URGE YOU TO EXERCISE YOUR VOTING RIGHTS. IN ORDER FOR THE TRUSTEE TO COMPLY WITH YOUR INSTRUCTIONS, FIRST CHICAGO TRUST COMPANY OF NEW YORK MUST RECEIVE YOUR COMPLETED INSTRUCTION CARD NO LATER THAN APRIL 19, 1994.

Sincerely,

                               LOGO


            3240 HILLVIEW AVENUE, PALO ALTO, CA 94304, 415-494-2900

LOGO

                                                                  March 18, 1994

Dear Fellow Employee:

  Enclosed is proxy material for the Consolidated Freightways, Inc. Annual Meeting of Shareholders to be held on April 25, 1994. This material is being sent to you as a participant in the Consolidated Freightways, Inc. Thrift and Stock Plan and includes (1) the Company's 1994 Proxy Statement, (2) a card to instruct T. Rowe Price Trust Company, the Plan trustee, as to how you wish the shares of Consolidated Freightways, Inc. credited to your account to be voted,
(3) if you wish to instruct the Trustee to vote the preferred shares of stock credited to your account differently than the common shares, a direction form to instruct the Trustee as to how you wish to vote such preferred shares, and
(4) an envelope to forward your instructions to First Chicago Trust Company of New York, the Company's stock transfer agent. A copy of our 1993 Annual Report is being sent to you under separate cover.

  In order to vote the shares credited to your account, you must complete and return the enclosed instruction card giving the trustee specific voting instructions for the common and preferred shares. If you wish, you may sign and return the card without giving specific voting instructions and the shares will be voted as recommended by the Consolidated Freightways, Inc. Board of Directors. The instruction card will direct the trustee to vote both the common and preferred shares of stock credited to your account. If you wish to vote the preferred shares of stock differently than the common shares, you must also complete the preferred stock direction form and return it to First Chicago Trust Company of New York with the instruction card. Under the rules of the Plan, the trustee can vote any shares credited to your account only if you complete and return the instruction card.

  Your instruction card must be returned directly to First Chicago Trust Company of New York, the Company's stock transfer agent. It will be treated confidentially by the transfer agent and the trustee.

  THE EXERCISE OF SHAREHOLDER VOTING RIGHTS IS A VERY IMPORTANT FEATURE OF THE PLAN BECAUSE IT ALLOWS YOU TO PARTICIPATE DIRECTLY IN THE AFFAIRS OF THE COMPANY. WE URGE YOU TO EXERCISE YOUR VOTING RIGHTS. IN ORDER FOR THE TRUSTEE TO COMPLY WITH YOUR INSTRUCTIONS, FIRST CHICAGO TRUST COMPANY OF NEW YORK MUST RECEIVE YOUR COMPLETED INSTRUCTION CARD NO LATER THAN APRIL 19, 1994.

                               Sincerely,

                               LOGO


            3240 HILLVIEW AVENUE, PALO ALTO, CA 94304, 415-494-2900

                         CONSOLIDATED FREIGHTWAYS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       OF CONSOLIDATED FREIGHTWAYS, INC.

The undersigned appoints E.F. CHEIT, G.R. EVANS, R.E. POELMAN and each of them, the proxies of the undersigned, with full power of substitution, to vote the stock of CONSOLIDATED FREIGHTWAYS, INC. which the undersigned may be enti-tled to vote at the Annual Meeting of Shareholders to be held on Monday, April 25, 1994 at 10:00 A.M. or at any adjournments or postponements thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postpone-ments thereof.

                 Election of four Class III directors
                 for a three-year term.
                 Nominees:
                        Robert Alpert
                        Robert Jaunich II
                        Raymond F. O'Brien
                        Robert P. Wayman
P R O X Y
YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

                   PLEASE SIGN THIS CARD ON THE REVERSE SIDE
Please mark your votes as in this example.
                                                                            5153
                                                  ----
 X
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF
DIRECTORS, FOR ITEMS 2 AND 3 BELOW AND AGAINST ITEMS 4 AND 5 BELOW.
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR
                              ITEMS 2 AND 3 BELOW.
- --------------------------------------------------------------------------------
                                      FOR
                                    WITHHELD
                                      FOR
                                    AGAINST
                                    ABSTAIN
                                      FOR
                                    AGAINST
                                    ABSTAIN
1. Election of Directors
                                 (see reverse)
2. Approval of Equity Incentive Plan for Non-Employee Directors
3. Approval of Independent Auditors
For, except vote withheld from the following nominee(s):
- --------------------------------------------------------------------------------
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEMS 4 AND 5 BELOW.
- --------------------------------------------------------------------------------
                                      FOR
                                    AGAINST
                                    ABSTAIN
4. Shareholder Proposal No. 1 on Declassification of Board of Directors
5. Shareholder Proposal No. 2 on the 80% Vote Requirement in the By-laws to
 Change Board Structure
The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof. See "Other Matters" in the Consolidated Freightways,
Inc. Proxy Statement dated March 18, 1994.
SIGNATURE(S) _______________________DATE ______________________________________
NOTE: Please sign exactly as name
  appears hereon. Joint owners should
  each sign. When signing as an
  attorney, executor, administrator,
  trustee or guardian, please give full
  title as such.

                CONSOLIDATED FREIGHTWAYS, INC. COMMON STOCK FUND
                     DIRECTION OF PARTICIPANT TO TRUSTEE OF
                CONSOLIDATED FREIGHTWAYS, INC. COMMON STOCK FUND

The undersigned hereby directs the Trustee of the Consolidated Freightways, Inc. Common Stock Fund to vote all shares of Consolidated Freightways, Inc. common stock credited to the individual account of the undersigned under the Common Stock Fund at the Annual Meeting of Shareholders of Consolidated Freightways, Inc. to be held on Monday, April 25, 1994 at 10:00 A.M. or at any adjournments or postponements thereof. The Trustee is hereby directed to autho-rize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

                 Election of four Class III directors
                 for a three-year term.
                 Nominees:
                        Robert Alpert
                        Robert Jaunich II
                        Raymond F. O'Brien
                        Robert P. Wayman
YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO DIRECT THE TRUSTEE TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

                   PLEASE SIGN THIS CARD ON THE REVERSE SIDE
Please mark your votes as in this example.
                                                                            7897
                                                  ----
 X
THIS DIRECTION CANNOT BE VOTED UNLESS IT IS PROPERLY SIGNED AND RETURNED. IF PROPERLY SIGNED AND RETURNED, THE TRUSTEE WILL VOTE AS DIRECTED BY THE
UNDERSIGNED OR, IF NO CHOICE IS SPECIFIED, THE TRUSTEE WILL VOTE FOR THE
ELECTION OF DIRECTORS, FOR ITEMS 2 AND 3 BELOW, AND AGAINST ITEMS 4 AND 5 BELOW
AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR
                              ITEMS 2 AND 3 BELOW.
- --------------------------------------------------------------------------------
                                      FOR
                                    WITHHELD
                                      FOR
                                    AGAINST
                                    ABSTAIN
                                      FOR
                                    AGAINST
                                    ABSTAIN
1. Election of Directors
                                 (see reverse)
2. Approval of Equity Incentive Plan for Non-Employee Directors
3. Approval of Independent Auditors
For, except vote withheld from the following nominee(s):
- --------------------------------------------------------------------------------
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEMS 4 AND 5 BELOW.
- --------------------------------------------------------------------------------
                                      FOR
                                    AGAINST
                                    ABSTAIN
4. Shareholder Proposal No. 1 on Declassification of Board of Directors
5. Shareholder Proposal No. 2 on the 80% Vote Requirement in the By-Laws to
 Change Board Structure
The Trustee is hereby directed to authorize the proxies to vote in their dis-cretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof. See "Other Matters" in the Consolidated Freightways, Inc. Proxy Statement dated March 18, 1994.
SIGNATURE(S) _______________________DATE ______________________________________
NOTE: Please sign exactly as name
  appears hereon.

                CONSOLIDATED FREIGHTWAYS, INC. TASP FUND

                     DIRECTION OF PARTICIPANT TO TRUSTEE OF
                CONSOLIDATED FREIGHTWAYS, INC. COMMON STOCK FUND

The undersigned hereby directs the Trustee of the Consolidated Freightways, Inc. Common Stock Fund to vote all shares of Consolidated Freightways, Inc. common stock credited to the individual account of the undersigned under the Common Stock Fund at the Annual Meeting of Shareholders of Consolidated Freightways, Inc. to be held on Monday, April 25, 1994 at 10:00 A.M. or at any adjournments or postponements thereof. The Trustee is hereby directed to autho-rize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

                 Election of four Class III directors
                 for a three-year term.
                 Nominees:
                        Robert Alpert
                        Robert Jaunich II
                        Raymond F. O'Brien
                        Robert P. Wayman
YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO DIRECT THE TRUSTEE TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

                   PLEASE SIGN THIS CARD ON THE REVERSE SIDE
Please mark your votes as in this example.
                                                                            7895
                                                  ----
 X
THIS DIRECTION CANNOT BE VOTED UNLESS IT IS PROPERLY SIGNED AND RETURNED. IF PROPERLY SIGNED AND RETURNED, THE TRUSTEE WILL VOTE AS DIRECTED BY THE
UNDERSIGNED OR, IF NO CHOICE IS SPECIFIED, THE TRUSTEE WILL VOTE FOR THE
ELECTION OF DIRECTORS, FOR ITEMS 2 AND 3 BELOW, AND AGAINST ITEMS 4 AND 5 BELOW
AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR
                              ITEMS 2 AND 3 BELOW.
- --------------------------------------------------------------------------------
                                      FOR
                                    WITHHELD
                                      FOR
                                    AGAINST
                                    ABSTAIN
                                      FOR
                                    AGAINST
                                    ABSTAIN
1. Election of Directors
                                 (see reverse)
2. Approval of Equity Incentive Plan for Non-Employee Directors
3. Approval of Independent Auditors
For, except vote withheld from the following nominee(s):
- --------------------------------------------------------------------------------
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEMS 4 AND 5 BELOW.
- --------------------------------------------------------------------------------
                                      FOR
                                    AGAINST
                                    ABSTAIN
4. Shareholder Proposal No. 1-A on Declassification of Board of Directors
5. Shareholder Proposal No. 2 on the 80% Vote Requirement in the By-Laws to
 Change Board Structure
The Trustee is hereby directed to authorize the proxies to vote in their dis-cretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof. See "Other Matters" in the Consolidated Freightways, Inc. Proxy Statement dated March 18, 1994.
SIGNATURE(S) _______________________DATE ______________________________________
NOTE: Please sign exactly as name
  appears hereon.

                                 DIRECTION FORM


                SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
                              DIRECTION TO TRUSTEE

           (USE ONLY IF YOU WISH TO VOTE PREFERRED SHARES SEPARATELY)

The undersigned hereby directs the Trustee of the Consolidated Freightways, Inc. Thrift and Stock Plan to vote all shares of Consolidated Freightways, Inc. preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of Consolidated Freightways, Inc. to be held on Monday, April 25, 1994 at 10:00 A.M. or at any adjournments or postponements thereof.

THIS DIRECTION CANNOT BE VOTED UNLESS IT IS PROPERLY SIGNED AND RETURNED. IF PROPERLY SIGNED AND RETURNED, THE TRUSTEE WILL VOTE AS DIRECTED BY THE UNDERSIGNED OR, IF NO CHOICE IS SPECIFIED, THE TRUSTEE WILL VOTE FOR THE ELECTION OF DIRECTORS, FOR ITEMS 2 AND 3 BELOW, AND AGAINST ITEMS 4 AND 5 BELOW AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

1.Election of Four Class III directors for a three-year term.

  Nominees: Robert Alpert, Robert Jaunich II, Raymond F. O'Brien and Robert
  P. Wayman

[_]Vote FOR all nominees listed above; except vote withheld from the following nominees (if any):
  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------

[_]Vote WITHHELD from all nominees.

2.Approve Equity Incentive Plan for Non-Employee Directors.
            FOR [_]             AGAINST [_]             ABSTAIN [_]

3.Appointment of Arthur Andersen & Co. as the Company's auditors for the year 1994.
            FOR [_]             AGAINST [_]             ABSTAIN [_]

4.Declassification of Board.
            FOR [_]             AGAINST [_]             ABSTAIN [_]

5.Eliminate 80% Vote Requirement in the By-laws to Change Board Structure.
            FOR [_]             AGAINST [_]             ABSTAIN [_]

The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof. See "Other Matters" in the Consolidated Freightways, Inc. Proxy Statement dated March 18, 1994.
                                     ------------------------------------------
                                        Signature of ParticipantDate
                                     ------------------------------------------
                                        Name(Please Print)
                                     ------------------------------------------
                                        Address(Please Print)
                                     ------------------------------------------
                                        CityStateZip Code